                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                           REGISTRATION STATEMENT NO.:333-130684

                              [Morgan Stanley LOGO]

                                   ----------

                                      IQ11

                                   ----------

                                 $1,505,006,000
                                  (APPROXIMATE)

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                          IXIS REAL ESTATE CAPITAL INC.
                                    NCB, FSB
                      AS SPONSORS AND MORTGAGE LOAN SELLERS

                   MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                                  SUNTRUST BANK
                      UNION CENTRAL MORTGAGE FUNDING, INC.
                       NATIONAL CONSUMER COOPERATIVE BANK
                            AS MORTGAGE LOAN SELLERS

                                   ----------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                   ----------

                                  MAY 12, 2006

                                 MORGAN STANLEY

RBS GREENWICH CAPITAL                              IXIS SECURITIES NORTH AMERICA

MERRILL LYNCH & CO.                                  SUNTRUST ROBINSON HUMPHREY

--------------------------------------------------------------------------------

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File Number 333-130684) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

--------------------------------------------------------------------------------

                          $1,505,006,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

TRANSACTION FEATURES

o    Mortgage Loan Sellers:

                                              NO. OF    CUT-OFF DATE     % OF
MORTGAGE LOAN SELLERS                          LOANS     BALANCE ($)     POOL
-------------------------------------------   ------   --------------   -----
Morgan Stanley Mortgage Capital Inc.             67       772,319,208    47.8
IXIS Real Estate Capital Inc.                    29       394,907,946    24.4
NCB, FSB                                         76       186,437,861    11.5
Massachusetts Mutual Life Insurance Company      23       106,224,406     6.6
SunTrust Bank                                    13        84,420,011     5.2
Union Central Mortgage Funding, Inc.             23        48,313,591     3.0
National Consumer Cooperative Bank                1        23,491,609     1.5
                                                ---    --------------   -----
TOTAL:                                          232    $1,616,114,631   100.0%
                                                ===    ==============   =====

o    Loan Pool:

     o    Average Cut-off Date Balance: $6,966,011

     o    Largest Mortgage Loan by Cut-off Date Balance: $160,000,000

     o    Five largest and ten largest loans: 26.7% and 35.2% of pool, respectively

o    Property Types:

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

Self Storage                      0.4%
Manufactured Housing Community    0.2%
Retail                           31.7%
Office                           25.7%
Multifamily                      24.7%
Industrial                        6.8%
Hospitality                       6.6%
Other                             2.7%
Mixed Use                         1.3%

o    Credit Statistics:

     o    Weighted average debt service coverage ratio of 2.17x

     o    Weighted average debt service coverage ratio after IO period of 2.05x

     o    Weighted average current loan-to-value ratio of 61.6%; weighted average balloon loan-to-value ratio of 53.6%

o    Call Protection:

     o    125 loans (80.7% of the pool) have a lockout period ranging from 24 to
          36 payments from origination, then defeasance provisions

     o    65 loans (13.7% of the pool) have a lockout period ranging from 11 to
          193 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%

     o    27 loans (3.6% of the pool) permit a prepayment with the greater of yield maintenance and a prepayment premium of 1.0%

     o    9 loans (0.6% of the pool) have a lockout period of 102 payments from origination, then a prepayment premium equal to a specified percentage of the loan balance

     o    1 loan (0.4% of the pool) has a lockout of 27 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%, and also permits defeasance at least two years following securitization

     o    1 loan (0.3% of the pool) has a lockout of 117 payments from origination, after which there are no prepayment penalties

     o    1 loan (0.3% of the pool) has a lockout of 25 payments from origination, then yield maintenance

     o    1 loan (0.2% of the pool) permits a prepayment with the greater of yield maintenance and a prepayment premium of 1.0%, then a specified percentage that declines over time

     o    1 loan (0.2% of the pool) permits a prepayment with yield maintenance

     o    1 loan (0.1% of the pool) has a lockout of 144 payments from origination, then a specified percentage that declines over time

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-2

                          $1,505,006,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

o    Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Paying
     Agent in addition to detailed payment and delinquency information.
     Information provided by the Paying Agent is expected to be available at
     www.etrustee.net. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicers through the
     Paying Agent's website at www.etrustee.net.

o    Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.

     Bloomberg Ticker: MSC 2006-IQ11 [MTGE] [GO]

o    Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-3

                          $1,505,006,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

OFFERED CERTIFICATES

         APPROXIMATE                                                                             APPROXIMATE   CERTIFICATE
           INITIAL     APPROXIMATE                                             EXPECTED FINAL      INITIAL      PRINCIPAL
         CERTIFICATE      CREDIT       RATINGS      AVERAGE       PRINCIPAL     DISTRIBUTION    PASS-THROUGH     TO VALUE
CLASS    BALANCE(1)     SUPPORT(2)   (FITCH/S&P)   LIFE(3)(4)   WINDOW(3)(5)       DATE(3)         RATE(6)       RATIO(7)
--------------------------------------------------------------------------------------------------------------------------

A-1     $ 51,680,000     30.000%       AAA/AAA        2.89            1-58       04/15/2011%           43.14%
A-1A    $329,905,000     30.000%       AAA/AAA        8.84           1-117       03/15/2016%           43.14%
A-2     $162,800,000     30.000%       AAA/AAA        4.85           58-60       06/15/2011%           43.14%
A-3     $ 96,800,000     30.000%       AAA/AAA        6.89          60-107       05/15/2015%           43.14%
A-4     $490,095,000     30.000%       AAA/AAA        9.46         107-117       03/15/2016%           43.14%
A-M     $161,611,000     20.000%       AAA/AAA        9.84         117-118       04/15/2016%           49.30%
A-J     $147,471,000     10.875%       AAA/AAA        9.92         118-119       05/15/2016%           54.93%
B       $ 30,302,000      9.000%        AA/AA         9.94         119-119       05/15/2016%           56.08%
C       $ 12,121,000      8.250%       AA-/AA-        9.94         119-119       05/15/2016%           56.55%
D       $ 22,221,000      6.875%         A/A          9.99         119-120       06/15/2016%           57.39%

PRIVATE CERTIFICATES(8)

         APPROXIMATE
           INITIAL
          CERTIFICATE                                                                              APPROXIMATE   CERTIFICATE
          BALANCE OR     APPROXIMATE                                             EXPECTED FINAL     INITIAL       PRINCIPAL
           NOTIONAL         CREDIT       RATINGS       AVERAGE      PRINCIPAL     DISTRIBUTION    PASS-THROUGH     TO VALUE
CLASS      AMOUNT(1)       SUPPORT     (FITCH/S&P)   LIFE(3)(4)   WINDOW(3)(5)      DATE(3)          RATE(6)       RATIO(7)
----------------------------------------------------------------------------------------------------------------------------

E       $   16,161,000      5.875%        A-/A-         10.02        120-120       06/15/2016%          58.01%
F       $   14,141,000      5.000%      BBB+/BBB+       10.15        120-131       05/15/2017%          58.55%
G       $   18,182,000      3.875%       BBB/BBB        11.76        131-150       12/15/2018%          59.24%
H       $   14,141,000      3.000%      BBB-/BBB-       13.20        150-160       10/15/2019%          59.78%
J - P   $   48,483,631         --           --             --             --               --          --              --
X(9)    $1,616,114,631         --        AAA/AAA           --             --               --            %             --
X-Y     $  189,020,788

Notes:    (1)  As of June 1, 2006. In the case of each such Class, subject to a permitted variance of plus or minus 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final
               prospectus supplement unless such changes are material.

          (2)  The percentages indicated under the column "Approximate Credit
               Support" with respect to the Class A-1, A-1A, A-2, A-3 and A-4
               Certificates represent the approximate credit support for the
               Class A-1, A-1A, A-2, A-3 and A-4 Certificates in the aggregate.

          (3)  Based on the Structuring Assumptions, assuming 0% CPR, as described in the Prospectus Supplement.

          (4)  Average life is expressed in terms of years.

          (5)  Principal window is the period (expressed in terms of months and commencing with the month of July 2006) during which
               distributions of principal are expected to be made to the holders of each designated Class.

          (6)  The Class A-1, A-1A, A-2, A-3, A-4, A-M, A-J, B, C, D, E, F, G,
               H, J, K, L, M, N, O and P Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified
               percentage, which percentage may be zero. The Class X
               Certificates will accrue interest at a variable rate as defined in the Prospectus Supplement.

          (7)  Certificate Principal to Value Ratio is calculated by dividing each Class' Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The
               Class A-1, A-1A, A-2, A-3 and A-4 Certificate Principal to Value
               Ratio is calculated based upon the aggregate of the Class A-1,
               A-1A, A-2, A-3 and A-4 Certificate Balances.

          (8)  Not offered pursuant to the Prospectus and Prospectus Supplement.
               Certificates to be offered privately pursuant to Rule 144A.
               Information provided herein regarding the characteristics of these certificates is provided only to enhance understanding of the offered certificates.

          (9)  The Class X Notional Amount will at all times be equal to the aggregate of the certificate balances of the classes of principal balance certificates.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-4

                          $1,505,006,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

I.   ISSUE CHARACTERISTICS

ISSUE TYPE:                      Public: Classes A-1, A-1A, A-2, A-3, A-4, A-M,
                                 A-J, B, C and D (the "Offered Certificates")

                                 Private (Rule 144A): Classes X, E, F, G, H, J,
                                 K, L, M, N, O, P and X-Y

SECURITIES OFFERED:              $1,505,006,000 monthly pay, multi-class,
                                 sequential pay commercial mortgage REMIC
                                 Pass-Through Certificates, including ten
                                 principal and interest classes (A-1, A-1A, A-2,
                                 A-3, A-4, A-M, A-J, B, C and D)

SELLERS:                         Morgan Stanley Mortgage Capital Inc.; IXIS Real
                                 Estate Capital Inc.; NCB, FSB; Massachusetts
                                 Mutual Life Insurance Company; SunTrust Bank;
                                 Union Central Mortgage Funding, Inc; and
                                 National Consumer Cooperative Bank

LEAD BOOKRUNNING MANAGER:        Morgan Stanley & Co. Incorporated

CO-MANAGERS:                     Greenwich Capital Markets, Inc., IXIS
                                 Securities North America Inc., Merrill Lynch,
                                 Pierce, Fenner & Smith Incorporated and
                                 SunTrust Capital Markets, Inc.

MASTER SERVICERS:                Wells Fargo Bank, N.A. will act as master
                                 servicer with respect to all of the mortgage
                                 loans in the trust, other than the mortgage
                                 loans sold to the trust by NCB, FSB and
                                 National Consumer Cooperative Bank. NCB, FSB
                                 will act as master servicer with respect to the
                                 mortgage loans sold to the trust by NCB, FSB
                                 and National Consumer Cooperative Bank

PRIMARY SERVICERS:               Babson Capital Management LLC with respect to
                                 those mortgage loans sold to the trust by
                                 Massachusetts Mutual Life Insurance Company;
                                 SunTrust Bank with respect to those mortgage
                                 loans sold to the trust by SunTrust Bank; and
                                 Union Central Mortgage Funding, Inc. with
                                 respect to those mortgage loans sold to the
                                 trust by Union Central Mortgage Funding, Inc.

SPECIAL SERVICERS:               LNR Partners, Inc. will act as special servicer
                                 with respect to all of the mortgage loans in
                                 the trust, other than the residential
                                 cooperative mortgage loans sold to the trust by
                                 NCB, FSB and National Consumer Cooperative
                                 Bank. National Consumer Cooperative Bank will
                                 act as special servicer with respect to the
                                 residential cooperative mortgage loans sold to
                                 the trust by NCB, FSB and National Consumer
                                 Cooperative Bank

TRUSTEE AND PAYING AGENT:        LaSalle Bank National Association

CUT-OFF DATE:                    June 1, 2006. For purposes of the information
                                 contained in this term sheet, scheduled
                                 payments due in June 2006 with respect to
                                 mortgage loans not having payment dates on the
                                 first day of each month have been deemed
                                 received on June 1, 2006, not the actual day on
                                 which such scheduled payments were due.

EXPECTED CLOSING DATE:           On or about June 8, 2006

DISTRIBUTION DATES:              The 15th day of each month (or if the 15th is
                                 not a business day, the next succeeding
                                 business day), commencing July 17, 2006

MINIMUM DENOMINATIONS:           $25,000 for the Class A-1, A-1A, A-2, A-3, A-4,
                                 A-M and Class A-J Certificates and $100,000 for
                                 all other Offered Certificates and in multiples
                                 of $1 thereafter.

SETTLEMENT TERMS:                DTC, Euroclear and Clearstream, same day funds,
                                 with accrued interest.

LEGAL/REGULATORY STATUS:         The Offered Certificates are expected to be
                                 eligible for exemptive relief under ERISA. No
                                 Class of Certificates is SMMEA eligible.

RISK FACTORS:                    THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                 NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                 "RISK FACTORS" SECTION OF THE PROSPECTUS
                                 SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                 THE PROSPECTUS

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-5

                          $1,505,006,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

II.  STRUCTURE CHARACTERISTICS

Pass-Through Rates:              The Class A-1, A-1A, A-2, A-3, A-4, A-M, A-J,
                                 B, C, D, E, F, G, H, J, K, L, M, N, O and P
                                 Certificates will each accrue interest at
                                 either (i) a fixed rate, (ii) a fixed rate
                                 subject to a cap at the weighted average net
                                 mortgage rate, or (iii) a rate equal to the
                                 weighted average net mortgage rate less a
                                 specified percentage, which percentage may be
                                 zero. The Class X Certificates will accrue
                                 interest at a variable rate.

Class X and Class X-Y Notional   The notional amount of the Class X Certificates
Balances:                        will at all times be equal to the aggregate of
                                 the certificate balances of the classes of
                                 principal balance certificates.

                                 The notional amount of the Class X-Y
                                 Certificates will at all times be equal to the
                                 total principal balance of the residential
                                 cooperative loans sold to the trust by NCB, FSB
                                 and National Consumer Cooperative Bank.

Yield Maintenance/Prepayment     On any Distribution Date, Prepayment Premiums
Premium Allocation:              or Yield Maintenance Charges collected in
                                 respect of each mortgage loan included in Loan
                                 Group 1 during the related Collection Period
                                 will be distributed by the paying agent on the
                                 Classes of Certificates as follows: to the
                                 holders of each of the Class A-1, Class A-2,
                                 Class A-3, Class A-4, Class A-M, Class A-J,
                                 Class B, Class C, Class D, Class E, Class F,
                                 Class G and Class H Certificates then entitled
                                 to distributions of principal on such
                                 Distribution Date, an amount equal to the
                                 product of (a) a fraction, which in no event
                                 may be greater than 1.0 or less than 0.0, the
                                 numerator of which is the amount distributed as
                                 principal to the holders of that Class on that
                                 Distribution Date, and the denominator of which
                                 is the total amount distributed as principal to
                                 the holders of all Classes of Certificates
                                 except the Class A-1A Certificates on that
                                 Distribution Date, (b) the Base Interest
                                 Fraction for the related principal prepayment
                                 and that Class and (c) the amount of the
                                 Prepayment Premium or Yield Maintenance Charge
                                 collected in respect of such principal
                                 prepayment during the related Collection
                                 Period.

                                 On any Distribution Date, Prepayment Premiums
                                 or Yield Maintenance Charges collected in
                                 respect of each mortgage loan included in Loan
                                 Group 2 during the related Collection Period
                                 will be distributed by the paying agent as
                                 follows: to the holders of the Class A-1A
                                 Certificates then entitled to distributions of
                                 principal on such Distribution Date, an amount
                                 equal to the product of (a) a fraction, which
                                 in no event may be greater than 1.0 or less
                                 than 0.0, the numerator of which is the amount
                                 distributed as principal to the holders of that
                                 Class on that Distribution Date, and the
                                 denominator of which is the total amount
                                 distributed as principal to the holders of the
                                 Class A-1A Certificates, (b) the Base Interest
                                 Fraction for the related principal prepayment
                                 and that Class and (c) the amount of the
                                 Prepayment Premium or Yield Maintenance Charge
                                 collected in respect of such principal
                                 prepayment during the related Collection
                                 Period.

                                 Any Prepayment Premiums or Yield Maintenance
                                 Charges described in the previous paragraphs
                                 remaining after the distributions described in
                                 the paragraph above will be distributed to the
                                 holders of the Class X Certificates.

                                 Notwithstanding the foregoing, Prepayment
                                 Premiums and Yield Maintenance Charges
                                 collected during any Collection Period with
                                 respect to any residential cooperative mortgage
                                 loan will be distributed pro rata as follows:

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-6

                          $1,505,006,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                 o If the amount of such Yield Maintenance
                                 Charges exceeds any applicable Yield
                                 Maintenance Minimum Amount, such Yield
                                 Maintenance Charges will be distributed as
                                 follows (a) to the holders of the Class X-Y
                                 Certificates, the Yield Maintenance Charges
                                 times a fraction (i) whose numerator is equal
                                 to the related mortgage loan interest rate less
                                 the Net Mortgage Rate and (ii) whose
                                 denominator is equal to the related mortgage
                                 interest rate less the applicable Treasury
                                 Rate, provided, however, that under no
                                 circumstances will the fraction be greater than
                                 one, and (b) the amount of such Yield
                                 Maintenance Charges actually payable during
                                 such Collection Period in excess of the amount
                                 to be distributed pursuant to clause (a) will
                                 be distributed to the holders of the Class A-1,
                                 Class A-1A, Class A-2, Class A-3, Class A-4,
                                 Class A-M, Class A-J, Class B, Class C, Class
                                 D, Class E, Class F, Class G, Class H and Class
                                 X Certificates, allocable among such Classes as
                                 set forth in the paragraphs above.

                                 o If the amount of such Yield Maintenance
                                 Charges equals any applicable Yield Maintenance
                                 Minimum Amount, such Yield Maintenance Charges
                                 will be distributed as follows: (a) 50% to the
                                 holders of the Class A-1, Class A-1A, Class
                                 A-2, Class A-3 Class A-4, Class A-M, Class A-J,
                                 Class B, Class C, Class D, Class E, Class F,
                                 Class G, Class H and Class X Certificates,
                                 allocable among such Classes as set forth in
                                 the paragraphs above, and (b) 50% to the
                                 holders of the Class X-Y Certificates.

                                 o In addition, notwithstanding the foregoing,
                                 Prepayment Premiums collected during any
                                 Collection Period with respect to any
                                 residential cooperative mortgage loan will be
                                 distributed as follows: (a) 50% to the holders
                                 of the Class A-1, Class A-1A, Class A-2, Class
                                 A-3, Class A-4, Class A-M, Class A-J, Class B,
                                 Class C, Class D, Class E, Class F, Class G,
                                 Class H, and Class X Certificates, allocable
                                 among such Classes as set forth in the
                                 paragraphs above, and (b) 50% to the holders of
                                 the Class X-Y Certificates.

                                 No Prepayment Premiums and Yield Maintenance
                                 Charges will be distributed to holders of the
                                 Class J, Class K, Class L, Class M, Class N,
                                 Class O or Class P Certificates or the Residual
                                 Certificates. Any Prepayment Premiums or Yield
                                 Maintenance Charges distributed to holders of a
                                 Class of Certificates may not be sufficient to
                                 compensate those holders for any loss in yield
                                 attributable to the related principal
                                 prepayments.

                                 The following is an example of the Prepayment
                                 Premium Allocation based on the information
                                 contained herein and the following assumptions:

                                 Two Classes of Certificates: Class A-1 and X

                                 The characteristics of the Mortgage Loan being
                                 prepaid are as follows:

                                      o   Loan Balance: $10,000,000

                                      o   Mortgage Rate: 5.80%

                                      o   Maturity Date: 5 years

                                 The Discount Rate is equal to 5.10%

                                 The Class A-1 Pass-Through Rate is equal to
                                 5.60%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-7

                          $1,505,006,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                                            CLASS A-1 CERTIFICATES
                                 ---------------------------------------------------------------------------
                                                                                                    YIELD
                                                                                                 MAINTENANCE
                                                     METHOD                         FRACTION      ALLOCATION
                                 ---------------------------------------------   -------------   -----------

                                 (Class A-1 Pass Through Rate - Discount Rate)   (5.60%-5.10%)
                                 ---------------------------------------------   -------------      71.43%
                                        (Mortgage Rate - Discount Rate)          (5.80%-5.10%)

                                                             CLASS X CERTIFICATES
                                 ---------------------------------------------------------------------------
                                                                                                    YIELD
                                                                                                 MAINTENANCE
                                                     METHOD                         FRACTION      ALLOCATION
                                 ---------------------------------------------   -------------   -----------

                                         (1 - Class A-1 YM Allocation)             (1-71.43%)       28.57%

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-8

                          $1,505,006,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

III. MORTGAGE LOAN SELLERS       Morgan Stanley Mortgage Capital Inc. ("MSMC")

                                 The Mortgage Pool includes 67 Mortgage Loans,
                                 representing 47.8% of the Initial Pool Balance,
                                 that were originated by or on behalf of MSMC.

                                 MSMC is a subsidiary of Morgan Stanley & Co.
                                 Incorporated and was formed to originate and
                                 purchase mortgage loans secured by commercial
                                 and multifamily real estate.

                                 IXIS Real Estate Capital Inc. ("IXIS")

                                 The Mortgage Pool includes 29 Mortgage Loans,
                                 representing 24.4% of the Initial Pool Balance
                                 that were originated by or on behalf of IXIS or
                                 purchased from a third party.

                                 IXIS is a New York corporation that primarily
                                 engages in originating, lending against,
                                 purchasing and securitizing commercial and
                                 residential mortgage loans. IXIS is a
                                 subsidiary of IXIS Corporate and Investment
                                 Bank, a fully licensed bank under French laws.

                                 NCB, FSB

                                 The Mortgage Pool includes 76 Mortgage Loans,
                                 representing 11.5% of the Initial Pool Balance,
                                 that are being contributed by NCB, FSB.

                                 NCB, FSB, a federal savings bank chartered by
                                 the Office of Thrift Supervision of the U.S.
                                 Department of the Treasury, will act as a
                                 sponsor with respect to the issuing entity.
                                 NCB, FSB is also one of the mortgage loan
                                 sellers and will act as master servicer under
                                 the Pooling and Servicing Agreement with
                                 respect to the mortgage loans contributed by
                                 NCB, FSB and National Consumer Cooperative
                                 Bank.

                                 NCB, FSB, together with its affiliates and
                                 parent, National Consumer Cooperative Bank,
                                 have securitized over $4.3 billion of such
                                 originations in 35 public securitization
                                 transactions.

                                 Massachusetts Mutual Life Insurance Company
                                 ("MassMutual")

                                 The Mortgage Pool includes 23 Mortgage Loans,
                                 representing 6.6% of the Initial Pool Balance,
                                 that are being contributed by MassMutual.

                                 MassMutual, based in Springfield,
                                 Massachusetts, is a global diversified
                                 financial services organization with more than
                                 31,000 employees and sales representatives
                                 around the world. Babson Capital Management
                                 LLC, a MassMutual subsidiary, serves as the
                                 sole and exclusive real estate debt investment
                                 advisor to the MassMutual General Investment
                                 Account. Babson Capital Management LLC also
                                 manages and services real estate debt assets
                                 and funds for institutional clients worldwide.

                                 Each of the mortgage loans sold to the trust by
                                 MassMutual was either originated and
                                 underwritten or purchased by either MassMutual
                                 or Babson Capital Management LLC. Babson
                                 Capital Management LLC is the primary servicer
                                 with respect to mortgage loans transferred by
                                 MassMutual to the trust.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-9

                          $1,505,006,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                                 SunTrust Bank ("SunTrust")

                                 The Mortgage Pool includes 13 Mortgage Loans,
                                 representing 5.2% of the Initial Pool Balance,
                                 that are being contributed by SunTrust.

                                 SunTrust is a Georgia banking corporation and a
                                 member of the Federal Reserve System. Each of
                                 the SunTrust mortgage loans were originated and
                                 underwritten by SunTrust. The principal offices
                                 of SunTrust Mortgage are located at 303
                                 Peachtree Street, Atlanta, GA 30308. SunTrust
                                 Bank is also a primary servicer for those
                                 mortgage loans transferred by it to the trust.

                                 Union Central Mortgage Funding, Inc. ("UCMFI")

                                 The Mortgage Pool includes 23 Mortgage Loans,
                                 representing 3.0% of the Initial Pool Balance,
                                 that were originated by UCMFI.

                                 UCMFI is a corporation organized under the laws
                                 of the State of Ohio. UCMFI is a wholly owned
                                 subsidiary of The Union Central Life Insurance
                                 Company. UCMFI was formed to originate and
                                 acquire loans secured by commercial and
                                 multifamily real estate. The principal offices
                                 of UCMFI are located at 312 Walnut Street,
                                 Cincinnati, Ohio 45202. The mortgage loans for
                                 which UCMFI is the applicable mortgage loan
                                 seller were originated or acquired by UCMFI.
                                 UCMFI is also the Primary Servicer with respect
                                 to loans transferred by it to the trust.

                                 National Consumer Cooperative Bank ("NCCB")

                                 The Mortgage Pool includes 1 Mortgage Loan,
                                 representing 1.5% of the Initial Pool Balance,
                                 that was originated by NCCB.

                                 NCCB a federally chartered corporation, is the
                                 parent of NCB, FSB (which is a sponsor, a
                                 mortgage loan seller and a master servicer).
                                 NCCB's principal place of business is 1725 Eye
                                 Street, N.W., Washington, D.C. 20006. The
                                 mortgage loan sold to the trust by NCCB was
                                 originated and underwritten by NCCB. NCCB also
                                 will act as the special servicer under the
                                 Pooling and Servicing Agreement with respect to
                                 the residential cooperative mortgage loans sold
                                 to the trust by NCB, FSB and NCCB, as well as
                                 any related foreclosure properties.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-10

                          $1,505,006,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

IV.  COLLATERAL DESCRIPTION

                                TEN LARGEST LOANS

      MORTGAGE                                                                                CUT-OFF      % OF
        LOAN                                                                   PROPERTY        DATE       TOTAL
NO.    SELLER    PROPERTY NAME                      CITY             STATE       TYPE         BALANCE      POOL    UNITS/SF
---   --------   --------------------------------   --------------   -----   -----------   ------------   -----   ---------

 1      MSMC     Michigan Plaza                     Chicago            IL       Office     $160,000,000    9.9%   1,868,863
 2      IXIS     Rivercenter Mall                   San Antonio        TX       Retail     $ 95,000,000    5.9%     331,671
 3      IXIS     LeNature's Headquarters            Phoenix            AZ     Industrial   $ 62,300,000    3.9%     500,000
 4      MSMC     Crossroads Tower Office Building   Kew Gardens        NY       Office     $ 58,000,000    3.6%     485,544
 5      MSMC     Merritt Square Mall                Merritt Island     FL       Retail     $ 57,000,000    3.5%     478,040
 6      IXIS     Capital Plaza                      Jacksonville       FL       Office     $ 40,000,000    2.5%     415,977
 7      MSMC     Home Depot Jamaica NY              Jamaica            NY       Other      $ 26,000,000    1.6%     105,196
 8      MSMC     Torrey Hills Center                San Diego          CA       Retail     $ 25,500,000    1.6%      85,834
 9      NCCB     Metropolis Towers Apts. Corp.      Jersey City        NJ    Multifamily   $ 23,491,609    1.5%         776
10      IXIS     Waianae Mall                       Waianae            HI       Retail     $ 22,008,607    1.4%     168,263
                                                                                           ------------   ----
                 TOTAL/WEIGHTED AVERAGE:                                                   $569,300,216   35.2%
                                                                                           ============   ====

                        DSCR
        LOAN            AFTER   CUT-OFF
        PER              IO       DATE    BALLOON
NO.   UNIT/SF   DSCR   PERIOD     LTV       LTV
---   -------   ----   ------   -------   -------

 1    $   124   1.27x   1.27x    72.1%     72.1%
 2    $   286   1.53x   1.26x    69.5%     62.3%
 3    $   125   1.58x   1.34x    70.0%     64.4%
 4    $   119   1.45x   1.20x    70.8%     66.0%
 5    $   119   1.44x   1.17x    78.6%     73.0%
 6    $    96   1.65x   1.41x    65.6%     61.5%
 7    $   247   1.57x   1.26x    73.4%     68.0%
 8    $   297   1.56x   1.24x    69.4%     64.2%
 9    $30,273   5.33x   5.33x    16.3%     15.1%
10    $   131   1.22x   1.22x    78.6%     66.0%
                ----    ----     ----      ----
                1.60X   1.43X    69.4%     65.2%
                ====    ====     ====      ====

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-11

                          $1,505,006,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

IV.  COLLATERAL DESCRIPTION

                          5 YEAR LOANS IN LOAN GROUP 1

     MORTGAGE                                                                              % OF
       LOAN                                                                 CUT-OFF DATE  TOTAL
NO.   SELLER   PROPERTY NAME                 CITY     STATE  PROPERTY TYPE       BALANCE   POOL
-----------------------------------------------------------------------------------------------

  1    MSMC    Michigan Plaza                Chicago    IL       Office     $160,000,000   9.9%
223  NCB, FSB  Elliott Ranch Plaza           Gilbert    AZ       Retail     $    997,414   0.1%
-----------------------------------------------------------------------------------------------
               TOTAL/WEIGHTED AVERAGES                                      $160,997,414  10.0%
-----------------------------------------------------------------------------------------------

                                                                        REM.
                                   DSCR    CUT-OFF           REM. IO   TERM TO
                LOAN PER         AFTER IO    DATE   BALLOON   TERM    MATURITY
NO.   UNITS/SF   UNIT/SF  DSCR    PERIOD     LTV      LTV     (MOS.)   (MOS.)
------------------------------------------------------------------------------

  1  1,868,863    $124    1.27x    1.27x     72.1%   72.1%      58       58
223      5,269    $189    1.37x    1.37x     58.7%   55.1%     NAP       57
------------------------------------------------------------------------------
                          1.27X    1.27X     72.0%   72.0%               58
------------------------------------------------------------------------------

                          7 YEAR LOANS IN LOAN GROUP 1

     MORTGAGE                                                                                % OF
       LOAN                                                                   CUT-OFF DATE  TOTAL
NO.   SELLER   PROPERTY NAME                 CITY       STATE  PROPERTY TYPE       BALANCE   POOL
---------------------------------------------------------------------------------------------------

 26    MSMC    Park Tower Office Building    Lafayette    LA       Office      $13,558,808   0.8%
 37    MSMC    8801 East Marginal Way South  Tukwila      WA     Industrial    $10,902,917   0.7%
---------------------------------------------------------------------------------------------------
               TOTAL/WEIGHTED AVERAGES                                         $24,461,725   1.5%
---------------------------------------------------------------------------------------------------

                                                                        REM.
                                   DSCR    CUT-OFF           REM. IO   TERM TO
                LOAN PER         AFTER IO    DATE   BALLOON    TERM   MATURITY
NO.   UNITS/SF   UNIT/SF  DSCR    PERIOD     LTV      LTV     (MOS.)   (MOS.)
------------------------------------------------------------------------------

 26    224,859     $60    1.28x    1.28x    77.9%    70.0%     NAP       75
 37  1,061,993     $10    1.52x    1.52x    63.4%    54.6%     NAP       78
------------------------------------------------------------------------------
                          1.39X    1.39X    71.4%    63.1%               76
------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-12

                          $1,505,006,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

                         PARI PASSU AND COMPANION LOANS

NO.  PROPERTY NAME   ORIGINAL A-NOTE BALANCES    TRANSACTION   SPECIAL SERVICER  B-NOTE BALANCE
-----------------------------------------------------------------------------------------------

  1  Michigan Plaza        $160,000,000        MSCI 2006-IQ11    LNR Partners*         $0
                           $ 72,000,000              TBD              TBD

*    Denotes lead special servicer

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-13

                          $1,505,006,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

V.   TOTAL POOL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
                                 --------   --------------   -----
<= 2,500,000                         77        114,164,764     7.1
2,500,001 - 5,000,000                69        244,756,166    15.1
5,000,001 - 7,500,000                37        225,267,670    13.9
7,500,001 - 10,000,000               11         91,434,180     5.7
10,000,001 - 12,500,000              15        169,807,080    10.5
12,500,001 - 15,000,000               7         98,996,806     6.1
15,000,001 - 17,500,000               3         46,575,536     2.9
17,500,001 - 20,000,000               3         55,812,214     3.5
20,000,001 - 30,000,000               4         97,000,216     6.0
30,000,001 - 40,000,000               1         40,000,000     2.5
50,000,001 - 60,000,000               2        115,000,000     7.1
60,000,001 - 70,000,000               1         62,300,000     3.9
70,000,001 >=                         2        255,000,000    15.8
                                    ---     --------------   -----
TOTAL:                              232     $1,616,114,631   100.0%
                                    ===     ==============   =====

Min: $229,501   Max: $160,000,000   Average: $6,966,011

STATE

                                   NO. OF        AGGREGATE
                                  MORTGAGED    CUT-OFF DATE     % OF
                                 PROPERTIES     BALANCE ($)     POOL
                                 ----------   --------------   -----
New York                              78         318,484,723    19.7
Illinois                               2         161,433,664    10.0
Texas                                 13         151,536,641     9.4
California                            19         147,515,133     9.1
Florida                               12         147,137,134     9.1
Other                                117         690,007,336    42.7
                                     ---      --------------   -----
TOTAL:                               241      $1,616,114,631   100.0%
                                     ===      ==============   =====

PROPERTY TYPE

                                   NO. OF        AGGREGATE
                                  MORTGAGED    CUT-OFF DATE     % OF
                                 PROPERTIES     BALANCE ($)     POOL
                                 ----------   --------------   -----
Retail                                67         512,520,081    31.7
Office                                27         414,537,297    25.7
Multifamily                          106         398,661,473    24.7
Industrial                            10         109,172,268     6.8
Hospitality                           16         107,059,579     6.6
Other                                  3          43,717,161     2.7
Mixed Use                              9          20,342,605     1.3
Self Storage                           2           6,729,167     0.4
Manufactured Housing                   1           3,375,000     0.2
                                     ---      --------------   -----
TOTAL:                               241      $1,616,114,631   100.0
                                     ===      ==============   =====

AMORTIZATION TYPE

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
                                 --------   --------------   -----
Amortizing Balloon                  152        671,754,762    41.6
Interest Only                        15        217,830,000    13.5
Fully Amortizing                     14         39,423,869     2.4
Interest Only, then Amortizing       51        687,106,000    42.5
Balloon
                                    ---     --------------   -----
TOTAL:                              232     $1,616,114,631   100.0%
                                    ===     ==============   =====

MORTGAGE RATE (%)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
                                 --------   --------------   -----
4.501 - 5.000                         4         32,950,000     2.0
5.001 - 5.500                        52        401,259,252    24.8
5.501 - 6.000                       107        660,274,636    40.9
6.001 - 6.500                        40        404,585,742    25.0
6.501 - 7.000                        10         36,333,827     2.2
7.001 - 7.500                         2         10,919,109     0.7
7.501 - 8.000                        12         50,517,263     3.1
8.501 - 9.000                         5         19,274,803     1.2
                                    ---     --------------   -----
TOTAL:                              232     $1,616,114,631   100.0%
                                    ===     ==============   =====

Min: 4.910%   Max: 8.720%   Wtd Avg: 5.848%

ORIGINAL TERMS TO STATED MATURITY (MOS.)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
                                 --------   --------------   -----
1 - 60                                2        160,997,414    10.0
61 - 84                               2         24,461,725     1.5
85 - 120                            183      1,263,618,493    78.2
121 - 180                            23         81,060,903     5.0
181 - 240                            22         85,976,096     5.3
                                    ---     --------------   -----
TOTAL:                              232     $1,616,114,631   100.0%
                                    ===     ==============   =====

Min: 60 mos.   Max: 240 mos.   Wtd Avg: 122 mos.

REMAINING TERMS TO STATED MATURITY (MOS.)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
                                 --------   --------------   -----
1 - 60                                2        160,997,414    10.0
61 - 84                               4         32,067,387     2.0
85 - 120                            193      1,309,413,883    81.0
121 - 180                            24         82,187,416     5.1
181 - 240                             9         31,448,530     1.9
                                    ---     --------------   -----
TOTAL:                              232     $1,616,114,631   100.0%
                                    ===     ==============   =====

Min: 57 mos.   Max: 239 mos.   Wtd Avg: 113 mos.

ORIGINAL AMORTIZATION TERM (MOS.)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
                                 --------   --------------   -----
Interest Only                        15        217,830,000    13.5
121 - 180                             5          7,975,339     0.5
181 - 240                            14         55,855,382     3.5
241 - 300                            30        149,484,005     9.2
301 - 360                           149      1,099,981,308    68.1
361 >=                               19         84,988,597     5.3
                                    ---     --------------   -----
TOTAL:                              232     $1,616,114,631   100.0%
                                    ===     ==============   =====

Min: 180 mos.   Max: 480 mos.   Wtd Avg: 355 mos.

REMAINING AMORTIZATION TERM (MOS.)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
                                 --------   --------------   -----
Interest Only                        15        217,830,000    13.5
121 - 180                             5          7,975,339     0.5
181 - 240                            19         77,773,592     4.8
241 - 300                            40        190,438,141    11.8
301 - 360                           134      1,037,108,963    64.2
361 >=                               19         84,988,597     5.3
                                    ---     --------------   -----
TOTAL:                              232     $1,616,114,631   100.0%
                                    ===     ==============   =====

Min: 172 mos.   Max: 479 mos.   Wtd Avg: 348 mos.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
                                 --------   --------------   -----
0.0 - 10.0                           40         69,640,080     4.3
10.1 - 20.0                          23        108,365,047     6.7
20.1 - 30.0                           4         10,395,207     0.6
30.1 - 40.0                           9         38,739,905     2.4
40.1 - 50.0                          15         61,687,712     3.8
50.1 - 60.0                          15         81,999,315     5.1
60.1 - 70.0                          60        549,035,203    34.0
70.1 - 75.0                          36        454,527,059    28.1
75.1 - 80.0                          29        237,325,104    14.7
80.1 - 85.0                           1          4,400,000     0.3
                                    ---     --------------   -----
TOTAL:                              232     $1,616,114,631   100.0%
                                    ===     ==============   =====

Min: 1.6%   Max: 80.4%   Wtd Avg: 61.6%

BALLOON LOAN-TO-VALUE RATIO (%)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
                                 --------   --------------   -----
0.0 - 10.0                           55        113,482,351     7.0
10.1 - 20.0                          23        112,278,838     6.9
20.1 - 30.0                          10         39,458,198     2.4
30.1 - 40.0                          14         61,146,399     3.8
40.1 - 50.0                          20        103,029,315     6.4
50.1 - 55.0                          18        105,727,393     6.5
55.1 - 60.0                          24        115,635,086     7.2
60.1 - 65.0                          26        412,400,404    25.5
65.1 - 70.0                          36        292,456,647    18.1
70.1 - 75.0                           6        260,500,000    16.1
                                    ---     --------------   -----
TOTAL:                              232     $1,616,114,631   100.0%
                                    ===     ==============   =====

Min: 0.0%   Max: 73.1%   Wtd Avg: 53.6%

DEBT SERVICE COVERAGE RATIO AFTER IO PERIOD (X)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
                                 --------   --------------   -----
1.01 - 1.10                           4         20,338,973     1.3
1.11 - 1.20                          24        222,186,038    13.7
1.21 - 1.30                          58        675,240,221    41.8
1.31 - 1.40                          38        259,941,376    16.1
1.41 - 1.50                          20        128,004,454     7.9
1.51 - 1.60                           9         45,245,746     2.8
1.61 - 1.70                           5         18,588,946     1.2
1.71 - 1.80                           3         23,808,272     1.5
1.81 - 1.90                           3         26,591,830     1.6
2.01 - 2.50                           2         12,647,743     0.8
2.51 - 3.00                           1          2,672,364     0.2
3.01 >=                              65        180,849,069    11.2
                                    ---     --------------   -----
TOTAL:                              232     $1,616,114,631   100.0%
                                    ===     ==============   =====

Min: 1.02x   Max: 32.33x   Wtd Avg: 2.05x

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-14

                          $1,505,006,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

V. LOAN GROUP 1 CHARACTERISTICS

CUT-OFF DATE BALANCE ($)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
                                 --------   --------------   -----
<= 2,500,000                         54         79,705,060     6.2
2,500,001 - 5,000,000                43        149,870,337    11.7
5,000,001 - 7,500,000                25        153,218,397    11.9
7,500,001 - 10,000,000                8         66,942,880     5.2
10,000,001 - 12,500,000              12        135,731,536    10.6
12,500,001 - 15,000,000               5         70,507,044     5.5
15,000,001 - 17,500,000               3         46,575,536     3.6
17,500,001 - 20,000,000               2         37,850,000     2.9
20,000,001 - 30,000,000               3         73,508,607     5.7
30,000,001 - 40,000,000               1         40,000,000     3.1
50,000,001 - 60,000,000               2        115,000,000     8.9
60,000,001 - 70,000,000               1         62,300,000     4.8
70,000,001 >=                         2        255,000,000    19.8
                                    ---     --------------   -----
TOTAL:                              161     $1,286,209,396   100.0%
                                    ===     ==============   =====

Min: $269,682   Max: $160,000,000   Average: $7,988,878

STATE

                                   NO. OF        AGGREGATE
                                  MORTGAGED    CUT-OFF DATE     % OF
                                 PROPERTIES     BALANCE ($)     POOL
                                 ----------   --------------   -----
New York                              49         213,414,975    16.6
Illinois                               2         161,433,664    12.6
Florida                               10         136,163,025    10.6
California                            15         133,340,133    10.4
Texas                                  2         105,200,000     8.2
Other                                 92         536,657,599    41.7
                                     ---      --------------   -----
TOTAL:                               170      $1,286,209,396   100.0%
                                     ===      ==============   =====

PROPERTY TYPE

                                   NO. OF        AGGREGATE
                                  MORTGAGED    CUT-OFF DATE     % OF
                                 PROPERTIES     BALANCE ($)     POOL
                                 ----------   --------------   -----
Retail                                67      $  512,520,081    39.8
Office                                27      $  414,537,297    32.2
Industrial                            10      $  109,172,268     8.5
Hospitality                           16      $  107,059,579     8.3
Multifamily                           38      $   74,721,010     5.8
Other                                  3      $   43,717,161     3.4
Mixed Use                              7      $   17,752,834     1.4
Self Storage                           2      $    6,729,167     0.5
                                     ---      --------------   -----
TOTAL:                               170      $1,286,209,396   100.0%
                                     ===      ==============   =====

AMORTIZATION TYPE

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
                                 --------   --------------   -----
Amortizing Balloon                   94        409,794,341    31.9
Interest Only                        13        201,580,000    15.7
Fully Amortizing                     13         38,728,055     3.0
Interest Only, then Amortizing
   Balloon                           41        636,107,000    49.5
                                    ---     --------------   -----
TOTAL:                              161     $1,286,209,396   100.0%
                                    ===     ==============   =====

MORTGAGE RATE (%)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
                                 --------   --------------   -----
4.501 - 5.000                        2          24,900,000     1.9
5.001 - 5.500                       42         333,362,915    25.9
5.501 - 6.000                       80         540,727,736    42.0
6.001 - 6.500                       30         354,420,558    27.6
6.501 - 7.000                        7          32,798,187     2.5
                                   ---      --------------   -----
TOTAL:                             161      $1,286,209,396   100.0%
                                   ===      ==============   =====

Min: 4.910%  Max: 6.920%  Wtd Avg: 5.743%

ORIGINAL TERM TO STATED MATURITY (MOS.)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
                                 --------   --------------   -----
1 - 60                                2        160,997,414    12.5
61 - 84                               2         24,461,725     1.9
85 - 120                            138      1,048,027,313    81.5
121 - 180                            11         21,970,229     1.7
181 - 240                             8         30,752,715     2.4
                                    ---     --------------   -----
TOTAL:                              161     $1,286,209,396   100.0%
                                    ===     ==============   =====

Min: 60 mos.   Max: 240 mos.   Wtd Avg: 116 mos.

REMAINING TERM TO STATED MATURITY (MOS.)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
                                 --------   --------------   -----
1 - 60                                2        160,997,414    12.5
61 - 84                               2         24,461,725     1.9
85 - 120                            138      1,048,027,313    81.5
121 - 180                            11         21,970,229     1.7
181 - 240                             8         30,752,715     2.4
                                    ---     --------------   -----
TOTAL:                              161     $1,286,209,396   100.0%
                                    ===     ==============   =====

Min: 57 mos.   Max: 239 mos.   Wtd Avg: 112 mos.

ORIGINAL AMORTIZATION TERM (MOS.)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
                                 --------   --------------   -----
Interest Only                        13        201,580,000    15.7
121 - 180                             5          7,975,339     0.6
181 - 240                            13         55,159,567     4.3
241 - 300                            29        147,694,813    11.5
301 - 360                            95        856,615,414    66.6
361 >=                                6         17,184,262     1.3
                                    ---     --------------   -----
TOTAL:                              161     $1,286,209,396   100.0%
                                    ===     ==============   =====

Min: 180 mos.   Max: 480 mos.   Wtd Avg: 346 mos.

REMAINING AMORTIZATION TERM (MOS.)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
                                 --------   --------------   -----
Interest Only                        13        201,580,000    15.7
121 - 180                             5          7,975,339     0.6
181 - 240                            13         55,159,568     4.3
241 - 300                            29        147,694,813    11.5
301 - 360                            95        856,615,414    66.6
361 >=                                6         17,184,262     1.3
                                    ---     --------------   -----
TOTAL:                              161     $1,286,209,396   100.0%
                                    ===     ==============   =====

Min: 172 mos.   Max: 478 mos.   Wtd Avg: 344 mos.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
                                 --------   --------------   -----
0.0 - 10.0                           31         57,040,416     4.4
10.1 - 20.0                           7         18,002,618     1.4
20.1 - 30.0                           1          2,672,364     0.2
30.1 - 40.0                           1            797,558     0.1
40.1 - 50.0                           6         21,350,747     1.7
50.1 - 60.0                          11         62,373,703     4.8
60.1 - 70.0                          54        524,757,246    40.8
70.1 - 75.0                          30        409,032,776    31.8
75.1 - 80.0                          19        185,781,969    14.4
80.1 - 85.0                           1          4,400,000     0.3
                                    ---     --------------   -----
TOTAL:                              161     $1,286,209,396   100.0%
                                    ===     ==============   =====

Min: 1.6%   Max: 80.4%   Wtd Avg: 66.0%

BALLOON LOAN-TO-VALUE RATIO (%)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
                                 --------   --------------   -----
0.0 - 10.0                           46        100,882,686     7.8
10.1 - 20.0                           5         15,291,085     1.2
20.1 - 30.0                           2          4,768,541     0.4
30.1 - 40.0                           3         13,338,236     1.0
40.1 - 50.0                          16         84,735,500     6.6
50.1 - 55.0                          16         96,213,629     7.5
55.1 - 60.0                          22        106,510,086     8.3
60.1 - 65.0                          22        376,959,122    29.3
65.1 - 70.0                          23        227,010,512    17.6
70.1 - 75.0                           6        260,500,000    20.3
                                    ---     --------------   -----
TOTAL:                              161     $1,286,209,396   100.0%
                                    ===     ==============   =====

Min: 0.0%  Max: 73.1%  Wtd Avg: 57.6%

DEBT SERVICE COVERAGE RATIO AFTER IO PERIOD (X)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
                                 --------   --------------   -----
1.11 - 1.20                          17        174,302,671    13.6
1.21 - 1.30                          45        615,340,981    47.8
1.31 - 1.40                          30        211,028,725    16.4
1.41 - 1.50                          14        107,383,987     8.3
1.51 - 1.60                           6         36,994,885     2.9
1.61 - 1.70                           4         14,820,478     1.2
1.71 - 1.80                           3         23,808,772     1.9
1.81 - 1.90                           2         20,660,000     1.6
2.01 - 2.50                           1          4,153,999     0.3
2.51 - 3.00                           1          2,672,364     0.2
3.01 >=                              38         75,043,034     5.8
                                    ---     --------------   -----
TOTAL:                              161     $1,286,209,396   100.0%
                                    ===     ==============   =====

Min: 1.11x  Max: 32.33x  Wtd Avg: 1.88x

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-15

                          $1,505,006,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

V.   LOAN GROUP 2 CHARACTERISTICS

CUT-OFF DATE BALANCE ($)

                                  NO. OF      AGGREGATE
                                 MORTGAGE   CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)    POOL
                                 --------   ------------   -----
<= 2,500,000                         23       34,459,704   10.4
2,500,001 - 5,000,000                26       94,885,829   28.8
5,000,001 - 7,500,000                12       72,049,272   21.8
7,500,001 - 10,000,000                3       24,491,300    7.4
10,000,001 - 12,500,000               3       34,075,543   10.3
12,500,001 - 15,000,000               2       28,489,762    8.6
17,500,001 - 20,000,000               1       17,962,214    5.4
20,000,001 - 30,000,000               1       23,491,609    7.1
                                    ---      -----------   -----
TOTAL:                               71      $329,905,23   100.0%
                                    ===      ===========   =====

Min: $229,501   Max: $23,491,609   Average: $4,646,553

STATE

                                    NO. OF      AGGREGATE
                                  MORTGAGED   CUT-OFF DATE    % OF
                                 PROPERTIES    BALANCE ($)    POOL
                                 ----------   ------------   -----
New York                             29        105,069,748    31.8
Texas                                11         46,336,641    14.0
North Carolina                        4         31,237,714     9.5
New Jersey                            1         23,491,609     7.1
Georgia                               3         21,226,791     6.4
Other                                23        102,542,732    31.1
                                    ---       ------------   -----
TOTAL:                               71       $329,905,235   100.0%
                                    ===       ============   =====

PROPERTY TYPE

                                    NO. OF      AGGREGATE
                                  MORTGAGED   CUT-OFF DATE    % OF
                                 PROPERTIES    BALANCE ($)    POOL
                                 ----------   ------------   -----
Multifamily                           68      $323,940,463    98.2
Manufactured Housing                   1      $  3,375,000     1.0
Mixed Use                              2      $  2,589,772     0.8
                                     ---      ------------   -----
TOTAL:                                71      $329,905,235   100.0%
                                     ===      ============   =====

AMORTIZATION TYPE

                                  NO. OF      AGGREGATE
                                 MORTGAGE   CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)    POOL
                                 --------   ------------   -----
Amortizing Balloon                   58      261,960,421    79.4
Interest Only                         2       16,250,000     4.9
Fully Amortizing                      1          695,814     0.2
Interest Only, then                  10       50,999,000    15.5
Amortizing Balloon
                                    ---     ------------   -----
TOTAL:                               71     $329,905,235   100.0%
                                    ===     ============   =====

MORTGAGE RATE (%)

                                  NO. OF      AGGREGATE
                                 MORTGAGE   CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)    POOL
                                 --------   ------------   -----
4.501 - 5.000                         2        8,050,000     2.4
5.001 - 5.500                        10       67,896,337    20.6
5.501 - 6.000                        27      119,546,900    36.2
6.001 - 6.500                        10       50,165,184    15.2
6.501 - 7.000                         3        3,535,639     1.1
7.001 - 7.500                         2       10,919,109     3.3
7.501 - 8.000                        12       50,517,263    15.3
8.501 - 9.000                         5       19,274,803     5.8
                                    ---     ------------   -----
TOTAL:                               71     $329,905,235   100.0%
                                    ===     ============   =====

Min: 4.950%   Max: 8.720%   Wtd Avg: 6.257%

ORIGINAL TERM TO STATED MATURITY (MOS.)

                                  NO. OF      AGGREGATE
                                 MORTGAGE   CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)    POOL
                                 --------   ------------   -----
85 - 120                             45      215,591,180    65.3
121 - 180                            12       59,090,674    17.9
181 - 240                            14       55,223,381    16.7
                                    ---     ------------   -----
TOTAL:                               71     $329,905,235   100.0%
                                    ===     ============   =====

Min: 120 mos.   Max: 240 mos.   Wtd Avg: 147 mos.

REMAINING TERM TO STATED MATURITY (MOS.)

                                  NO. OF      AGGREGATE
                                 MORTGAGE   CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)    POOL
                                 --------   ------------   -----
61 - 84                               2        7,605,663     2.3
85 - 120                             55      261,386,570    79.2
121 - 180                            13       60,217,188    18.3
181 - 240                             1          695,814     0.2
                                    ---     ------------   -----
TOTAL:                               71     $329,905,235   100.0%
                                    ===     ============   =====

 Min: 71 mos.   Max: 237 mos.   Wtd Avg: 120 mos.

ORIGINAL AMORTIZATION TERM (MOS.)

                                  NO. OF      AGGREGATE
                                 MORTGAGE   CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)    POOL
                                 --------   ------------   -----
Interest Only                         2       16,250,000     4.9
181 - 240                             1          695,814     0.2
241 - 300                             1        1,789,192     0.5
301 - 360                            54      243,365,894    73.8
361 >=                               13       67,804,335    20.6
                                    ---     ------------   -----
TOTAL:                               71     $329,905,235   100.0%
                                    ===     ============   =====

 Min: 240 mos.   Max: 480 mos.   Wtd Avg: 385 mos.

REMAINING AMORTIZATION TERM (MOS.)

                                  NO. OF      AGGREGATE
                                 MORTGAGE   CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)    POOL
                                 --------   ------------   -----
Interest Only                         2       16,250,000     4.9
181 - 240                             6       22,614,024     6.9
241 - 300                            11       42,743,328    13.0
301 - 360                            39      180,493,549    54.7
361 >=                               13       67,804,335    20.6
                                    ---     ------------   -----
TOTAL:                               71     $329,905,235   100.0%
                                    ===     ============   =====

Min: 203 mos.   Max: 479 mos.   Wtd Avg: 359 mos.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                  NO. OF      AGGREGATE
                                 MORTGAGE   CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)    POOL
                                 --------   ------------   -----
0.0 - 10.0                            9       12,599,665     3.8
10.1 - 20.0                          16       90,362,429    27.4
20.1 - 30.0                           3        7,722,843     2.3
30.1 - 40.0                           8       37,942,346    11.5
40.1 - 50.0                           9       40,336,966    12.2
50.1 - 60.0                           4       19,625,612     5.9
60.1 - 70.0                           6       24,277,957     7.4
70.1 - 75.0                           6       45,494,282    13.8
75.1 - 80.0                          10       51,543,135    15.6
                                    ---     ------------   -----
TOTAL:                               71     $329,905,235   100.0%
                                    ===     ============   =====

Min: 4.9%   Max: 79.9%   Wtd Avg: 44.8%

BALLOON LOAN-TO-VALUE RATIO (%)

                                  NO. OF      AGGREGATE
                                 MORTGAGE   CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)    POOL
                                 --------   ------------   -----
0.0 - 10.0                            9       12,599,665     3.8
10.1 - 20.0                          18       96,987,753    29.4
20.1 - 30.0                           8       34,689,657    10.5
30.1 - 40.0                          11       47,808,163    14.5
40.1 - 50.0                           4       18,293,815     5.5
50.1 - 55.0                           2        9,513,765     2.9
55.1 - 60.0                           2        9,125,000     2.8
60.1 - 65.0                           4       35,441,282    10.7
65.1 - 70.0                          13       65,446,135    19.8
                                    ---     ------------   -----
TOTAL:                               71     $329,905,235   100.0%
                                    ===     ============   =====

Min: 0.1%   Max: 70.0%   Wtd Avg: 37.9%

DEBT SERVICE COVERAGE RATIO AFTER IO PERIOD (X)

                                  NO. OF      AGGREGATE
                                 MORTGAGE   CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)    POOL
                                 --------   ------------   -----
1.01 - 1.10                           4       20,338,973     6.2
1.11 - 1.20                           7       47,883,366    14.5
1.21 - 1.30                          13       59,899,241    18.2
1.31 - 1.40                           8       48,912,651    14.8
1.41 - 1.50                           6       20,620,067     6.3
1.51 - 1.60                           3        8,250,861     2.5
1.61 - 1.70                           1        3,768,468     1.1
1.81 - 1.90                           1        5,931,830     1.8
2.01 - 2.50                           1        8,493,743     2.6
3.01 >=                              27      105,806,035    32.1
                                    ---     ------------   -----
TOTAL:                               71     $329,905,235   100.0%
                                    ===     ============   =====

Min: 1.02x   Max: 17.24x   Wtd Avg: 2.72x

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-16

                          $1,505,006,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS             JUN-06            JUN-07          JUN-08           JUN-09           JUN-10           JUN-11
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                               94.85%           94.08%           92.34%           91.02%           89.25%           87.17%
Yield Maintenance Total                   5.15%            5.92%            7.66%            8.98%            9.94%           11.22%
Prepayment Premium Total                  0.00%            0.00%            0.00%            0.00%            0.00%            0.00%
Open                                      0.00%            0.00%            0.00%            0.00%            0.81%            1.61%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
====================================================================================================================================
Pool Balance Outstanding        $1,616,114,631   $1,605,630,159   $1,593,806,836   $1,579,591,428   $1,562,843,153   $1,381,497,394
% Initial Pool Balance                  100.00%           99.35%           98.62%           97.74%           96.70%           85.48%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS              JUN-12           JUN-13            JUN-14          JUN-15          JUN-16        JUN-17
-------------------------------------------------------------------------------------------------------------------------------

Locked Out                                87.44%           83.11%           84.89%           69.49%        61.28%        63.88%
Yield Maintenance Total                   10.95%           16.71%           14.52%           13.43%        34.43%        31.69%
Prepayment Premium Total                   0.00%            0.00%            0.00%            0.74%         1.43%         1.24%
Open                                       1.60%            0.18%            0.60%           16.34%         2.86%         3.19%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%          100.00%          100.00%          100.00%       100.00%       100.00%
===============================================================================================================================
Pool Balance Outstanding         $1,356,044,116   $1,305,280,919   $1,254,578,165   $1,210,237,987   $86,382,465   $80,225,981
% Initial Pool Balance                    83.91%           80.77%           77.63%           74.89%         5.35%         4.96%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION(CONT'D)(%) (1)(2)(3)

PREPAYMENT RESTRICTIONS             JUN-18        JUN-19        JUN-20        JUN-21       JUN-22       JUN-23
-----------------------------------------------------------------------------------------------------------------

Locked Out                             76.12%        42.35%        67.38%        57.04%       58.13%       59.93%
Yield Maintenance Total                21.71%        45.08%        30.43%        42.96%       41.87%       40.07%
Prepayment Premium Total                2.17%         1.82%         2.19%         0.00%        0.00%        0.00%
Open                                    0.00%        10.76%         0.00%         0.00%        0.00%        0.00%
-----------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%       100.00%       100.00%       100.00%      100.00%      100.00%
=================================================================================================================
Pool Balance Outstanding         $64,101,094   $60,486,138   $36,147,793   $11,437,706   $9,326,947   $7,081,592
% Initial Pool Balance                  3.97%        3.74%          2.24%         0.71%        0.58%        0.44%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS              JUN-24      JUN-25    JUN-26
------------------------------------------------------------------
Locked Out                            62.94%       70.35%    0.00%
Yield Maintenance Total               37.06%       29.65%    0.00%
Prepayment Premium Total               0.00%        0.00%    0.00%
Open                                   0.00%        0.00%    0.00%
------------------------------------------------------------------
TOTALS                               100.00%      100.00%    0.00%
==================================================================
Pool Balance Outstanding         $4,747,137   $2,339,925    $   0
% Initial Pool Balance                 0.29%        0.14%    0.00%

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance.

(3)  Def/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-17

                          $1,505,006,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS                 JUN-06           JUN-07          JUN-08            JUN-09           JUN-10           JUN-11
-----------------------------------------------------------------------------------------------------------------------------------

Locked Out                               95.40%           95.41%           94.21%            93.93%          92.89%           91.13%
Yield Maintenance Total                   4.60%            4.59%            5.79%            6.07%            6.09%            6.79%
Prepayment Premium Total                  0.00%            0.00%            0.00%            0.00%            0.00%            0.00%
Open                                      0.00%            0.00%            0.00%            0.00%            1.02%            2.08%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
===================================================================================================================================
Pool Balance Outstanding        $1,286,209,396   $1,279,015,305   $1,270,744,399   $1,260,443,469   $1,248,086,483   $1,071,634,725
% Initial Pool Balance                  100.00%           99.44%           98.80%           98.00%           97.04%           83.32%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS                  JUN-12           JUN-13         JUN-14         JUN-15        JUN-16        JUN-17
--------------------------------------------------------------------------------------------------------------------------

Locked Out                                91.24%           90.23%         90.33%         71.27%        49.67%        50.56%
Yield Maintenance Total                    6.69%            9.53%          9.43%          9.42%        46.84%        46.43%
Prepayment Premium Total                   0.00%            0.00%          0.00%          0.70%         3.49%         3.02%
Open                                       2.06%            0.24%          0.24%         18.62%         0.00%         0.00%
--------------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%          100.00%        100.00%        100.00%       100.00%       100.00%
==========================================================================================================================
Pool Balance Outstanding         $1,053,400,032   $1,012,736,794   $992,672,763   $961,399,088   $35,262,422   $32,859,946
% Initial Pool Balance                    81.90%           78.74%         77.18%         74.75%         2.74%         2.55%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS               JUN-18        JUN-19        JUN-20        JUN-21       JUN-22       JUN-23
----------------------------------------------------------------------------------------------------------------

Locked Out                             51.65%        53.01%        54.77%        56.02%       57.12%       58.94%
Yield Maintenance Total                45.93%        45.31%        44.51%        43.98%       42.88%       41.06%
Prepayment Premium Total                2.43%         1.68%         0.71%         0.00%        0.00%        0.00%
Open                                    0.00%         0.00%         0.00%         0.00%        0.00%        0.00%
----------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%       100.00%       100.00%       100.00%      100.00%      100.00%
================================================================================================================
Pool Balance Outstanding         $30,306,990   $27,594,091   $24,713,613   $11,172,684   $9,107,870   $6,911,462
% Initial Pool Balance                  2.36%         2.15%         1.92%         0.87%        0.71%        0.54%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS              JUN-24       JUN-25   JUN-26
-----------------------------------------------------------------
Locked Out                            61.99%       69.54%   0.00%
Yield Maintenance Total               38.01%       30.46%   0.00%
Prepayment Premium Total               0.00%        0.00%   0.00%
Open                                   0.00%        0.00%   0.00%
-----------------------------------------------------------------
TOTALS                               100.00%      100.00%   0.00%
=================================================================
Pool Balance Outstanding         $4,629,128   $2,277,467   $    0
% Initial Pool Balance                 0.36%        0.18%   0.00%

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance.

(3)  Def/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-18

                          $1,505,006,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ11

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS             JUN-06          JUN-07        JUN-08         JUN-09         JUN-10         JUN-11
------------------------------------------------------------------------------------------------------------------------

Locked Out                              92.72%         88.90%         84.98%         79.53%         74.80%         73.45%
Yield Maintenance Total                  7.28%         11.10%         15.02%         20.47%         25.20%         26.55%
Prepayment Premium Total                 0.00%          0.00%          0.00%          0.00%          0.00%          0.00%
Open                                     0.00%          0.00%          0.00%          0.00%          0.00%          0.00%
------------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%        100.00%        100.00%        100.00%        100.00%        100.00%
========================================================================================================================
Pool Balance Outstanding         $329,905,235   $326,614,854   $323,062,437   $319,147,959   $314,756,671   $309,862,669
% Initial Pool Balance                 100.00%         99.00%         97.93%         96.74%         95.41%         93.92%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS             JUN-12         JUN-13         JUN-14         JUN-15         JUN-16        JUN-17
----------------------------------------------------------------------------------------------------------------------

Locked Out                              74.22%         58.45%         64.26%         62.59%        69.29%        73.12%
Yield Maintenance Total                 25.78%         41.55%         33.78%         28.94%        25.87%        21.47%
Prepayment Premium Total                 0.00%          0.00%          0.00%          0.89%         0.00%         0.00%
Open                                     0.00%          0.00%          1.96%          7.57%         4.84%         5.40%
----------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%        100.00%        100.00%        100.00%       100.00%       100.00%
======================================================================================================================
Pool Balance Outstanding         $302,644,083   $292,544,125   $261,905,402   $248,838,899   $51,120,043   $47,366,035
% Initial Pool Balance                  91.74%         88.68%         79.39%         75.43%        15.50%        14.36%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS             JUN-18        JUN-19       JUN-20       JUN-21     JUN-22     JUN-23
---------------------------------------------------------------------------------------------------------

Locked Out                             98.06%        33.41%        94.63%    100.00%    100.00%    100.00%
Yield Maintenance Total                 0.00%        44.88%         0.00%      0.00%      0.00%      0.00%
Prepayment Premium Total                1.94%         1.93%         5.37%      0.00%      0.00%      0.00%
Open                                    0.00%        19.78%         0.00%      0.00%      0.00%      0.00%
---------------------------------------------------------------------------------------------------------
TOTALS                                100.00%       100.00%       100.00%    100.00%    100.00%    100.00%
=========================================================================================================
Pool Balance Outstanding         $33,794,104   $32,892,047   $11,434,180   $265,021   $219,077   $170,130
% Initial Pool Balance                 10.24%         9.97%         3.47%      0.08%      0.07%      0.05%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS           JUN-24     JUN-25   JUN-26
------------------------------------------------------------
Locked Out                         100.00%   100.00%    0.00%
Yield Maintenance Total              0.00%     0.00%    0.00%
Prepayment Premium Total             0.00%     0.00%    0.00%
Open                                 0.00%     0.00%    0.00%
------------------------------------------------------------
TOTALS                             100.00%   100.00%    0.00%
============================================================
Pool Balance Outstanding         $118,009   $62,457    $   0
% Initial Pool Balance               0.04%     0.02%    0.00%

Notes

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance.

(3)  Def/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-19

                      MORTGAGE LOAN NO. 1 - MICHIGAN PLAZA

               [PHOTO OMITTED]                   [PHOTO OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-20

                      MORTGAGE LOAN NO. 1 - MICHIGAN PLAZA

                                  [MAP OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-21

                      MORTGAGE LOAN NO. 1 - MICHIGAN PLAZA

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):             $160,000,000

CUT-OFF DATE BALANCE(1):         $160,000,000

SHADOW RATING (FITCH/S&P):       NAP

LOAN PURPOSE:                    Refinance

FIRST PAYMENT DATE:              May 7, 2006

INTEREST RATE:                   6.050%

AMORTIZATION:                    Interest Only

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   April 7, 2011

EXPECTED MATURITY BALANCE(1):    $160,000,000

SPONSORS:                        Loeb Partners Realty Development Corporation
                                 and Sir Joseph Hotung

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until two years after the REMIC
                                 start-up date, with U.S. Treasury defeasance
                                 thereafter. Prepayment without penalty on and
                                 after October 7, 2010.

LOAN PER SF(1):                  $124.14

UP-FRONT RESERVES:               RE Tax:           $910,897
                                 Insurance:        $372,703
                                 CapEx:            $70,795
                                 TI/LC:            $2,515,910

                                 Deferred
                                 Maintenance(2):   $761,041

ONGOING RESERVES:                RE Tax:           $910,897/month
                                 Insurance:        $3,110/month
                                 CapEx:            $14,494/month
                                 TI/LC:            $30,833/month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               Urban

LOCATION:                        Chicago, IL

YEAR BUILT/RENOVATED:            1981, 1984/1996, 1999, 2000, 2002

PERCENT LEASED(3):               75.9%

SQUARE FOOTAGE:                  1,868,863

THE COLLATERAL:                  Two Class A office buildings with 44 stories
                                 and 25 stories respectively

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Loeb Partners Realty LLC

MOST RECENT NET OP. INCOME:      $19,066,449

2ND MOST RECENT NET OP. INCOME:  $15,698,492

3RD MOST RECENT NET OP. INCOME:  $16,119,958

U/W NET OP. INCOME:              $20,759,288

U/W NET CASH FLOW:               $18,089,234

U/W OCCUPANCY:                   75.9%

APPRAISED VALUE(1):              $321,600,000

CUT-OFF DATE LTV(1):             72.1%

MATURITY DATE LTV(1):            72.1%

DSCR(1):                         1.27x

DSCR AFTER IO PERIOD(1) :        NAP
--------------------------------------------------------------------------------

(1)  The subject $160,000,000 loan represents an approximately 69.0% pari passu interest in a $232,000,000 total mortgage loan (the "Michigan Plaza Whole
     Loan") secured by the Michigan Plaza Property. The Loan per SF, Appraised
     Value, LTV and DSCR numbers in this table are based on the total
     $232,000,000 whole loan financing.

(2)  The deferred maintenance reserve was established at closing for upgrade and maintenance work on elevator cars at the Michigan Plaza Property.

(3)  Percent leased is based on rent roll dated May 1, 2006.

THE MICHIGAN PLAZA LOAN

          THE LOAN. The largest loan (the "Michigan Plaza Loan"), as evidenced by that certain Promissory Note A1, is secured by a first priority fee Mortgage and Security Agreement, as amended by that certain Amendment to Mortgage and
Security Agreement and Assignment of Leases and Rents encumbering the two connected office buildings with 1,868,863 aggregate square feet collectively known as Michigan Plaza, located in Chicago, IL (the "Michigan Plaza Property").
The Michigan Plaza Loan was originated on December 29, 2004, and amended on
March 14, 2006, by or on behalf of Morgan Stanley Mortgage Capital Inc.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-22

          The Michigan Plaza Loan represents an approximately 69.0% pari passu interest in the $232,000,000 Michigan Plaza Whole Loan. The Michigan Plaza Loan
is secured by the Michigan Plaza Property, on a pari passu basis, with the other
A Note mortgage loan, which has the same interest rate, maturity date and amortization term as the Michigan Plaza Loan. Such other A Note mortgage loan is referred to in this prospectus supplement as the "Michigan Plaza Companion
Loan." Only the Michigan Plaza Loan is included in the trust.

          THE BORROWER. The borrower is Michigan Plaza LLC, a Delaware limited liability company (the "Michigan Plaza Borrower"). The Michigan Plaza Borrower
is a single-purpose, bankruptcy-remote entity controlled by the sponsors, Loeb
Partners Realty Development Corporation and Sir Joseph Hotung. Loeb Partners
Realty Development Corporation is a family-run, privately-held real estate company that makes opportunistic investments in real estate properties, with its major focus on the creation and enhancement of the value of these properties through repositioning, renovation and intensive asset management. Loeb Partners
Realty Development Corporation's current portfolio consists of more than
12,000,000 square feet of income-producing real estate. Sir Joseph Hotung, a
British citizen, is a private investor and the current chairman and managing director of Ho Hung Hing Estates Ltd., a major property and financial investment company in Asia.

          THE PROPERTY. The Michigan Plaza Property, which consists of a 954,862 square foot, 44-story office building and a 914,001 square foot, 25-story office building, is located in the central business district of Chicago, IL. The
Michigan Plaza Property was originally constructed in 1981 and 1984 and was renovated in 1996, 1999, 2000 and 2002. The Michigan Plaza Property is
interconnected by a common entrance lobby and shares the lowest 16 floors. The property has a total of 561 revenue-generating, indoor, heated parking spaces.
The Michigan Plaza Property is connected to the Randolph Street Metro Station, which is one of five commuter rail stations that serve Chicago's suburban areas.

          The following table shows scheduled lease expirations at the Michigan
Plaza Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

                             LEASE ROLLOVER SCHEDULE

                                                                                   % OF TOTAL   CUMULATIVE % OF
                                    AVERAGE          % OF TOTAL                   BASE RENTAL      TOTAL BASE
                # OF LEASES    UNDERWRITTEN BASE    SQUARE FEET    CUMULATIVE %     REVENUES    RENTAL REVENUES
     YEAR         ROLLING     RENT PER SF ROLLING     ROLLING     OF SF ROLLING     ROLLING         ROLLING
---------------------------------------------------------------------------------------------------------------

    Vacant            0              $ 0.00             24%             24%            0%               0%
     MTM              1              $25.57              0%             24%            0%               0%
     2006            16              $14.38              6%             30%            6%               6%
     2007            15              $24.57              4%             34%            7%              13%
     2008            10              $14.90              9%             43%            8%              21%
     2009             6              $21.79              1%             44%            2%              23%
     2010             7              $22.37              2%             46%            3%              26%
     2011             6              $27.23              7%             53%           12%              38%
     2012             9              $21.92             18%             71%           25%              63%
     2013             4              $20.74              6%             77%            8%              71%
     2014             4              $26.57              2%             79%            3%              74%
     2015             1              $20.60              0%             79%            0%              74%
2016 & Beyond        21              $19.65             21%            100%           26%             100%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-23

          The following table presents certain information relating to the major tenants at the Michigan Plaza Property:

                                                                                    % OF TOTAL     ANNUALIZED
                          CREDIT RATING                              ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                             (FITCH/         TENANT                 UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME        MOODY'S/S&P)(1)      NRSF     % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Blue Cross and Blue          A/--/--         199,967       11%      $ 4,197,081         14%          $20.99      Various(2)
Shield Association
MCI Telecommunications      A-/Baa3/B+       100,634        5%      $ 2,918,386         10%          $29.00      04/30/2011
Omnicom                     A-/Baa1/A-       100,129        5%      $ 1,738,312          6%          $17.36      05/31/2016
Midas International          --/--/--         83,453        5%      $ 1,293,234          4%          $15.50      05/01/2008
Fox Television              BBB/--/ --        83,002        4%      $ 1,612,198          6%          $19.42      Various(3)
Unilever Home &              --/A1/--         77,383        4%      $ 1,690,819          6%          $21.85      07/31/2013
Personal Care
Teng & Associates            --/--/--         66,370        4%      $ 1,360,585          5%          $20.50      12/01/2012
Cramer-Krasselt              --/--/--         54,965        3%      $ 1,006,409          3%          $18.31      06/30/2018
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       765,903       41%      $15,817,024         54%          $20.65
---------------------------------------------------------------------------------------------------------------------------
Other Tenants                  NAP           651,827       35%      $13,336,194         46%          $20.46        Various
Vacant Space                   NAP           451,133       24%      $         0          0%          $ 0.00          NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     1,868,863      100%      $29,153,218        100%          $20.56
---------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Blue Cross and Blue Shield Association has expiration dates of 04/14/2012
     (199,861 square feet) and 11/19/2009 (106 square feet).

(3)  Fox Television has expiration dates of 12/31/2022 (77,002 square feet) and
     12/01/2022 (6,000 square feet).

          ESCROWS AND RESERVES. The Michigan Plaza Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. Due to excess funds in the insurance reserve, the monthly payment will be $3,110 for the remainder of 2006, though it does not represent 1/12 of the annual premium.
If at any time the lender reasonably determines that such amounts will not be sufficient to pay the taxes or insurance premiums, the Michigan Plaza Borrower will be required to make up the applicable deficiency.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Michigan Plaza Loan. The lockbox will be in place until the Michigan
Plaza Loan is paid in full.

          PROPERTY MANAGEMENT. The Michigan Plaza Property is managed by Loeb
Partners Realty LLC, an affiliate of the Michigan Plaza Borrower.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Michigan Plaza Loan and the Michigan Plaza Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-24

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
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material.
--------------------------------------------------------------------------------

                                      T-25

                     MORTGAGE LOAN NO. 2 - RIVERCENTER MALL

                                 [PHOTO OMITTED]

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-26

                     MORTGAGE LOAN NO. 2 - RIVERCENTER MALL

                                  [MAP OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-27

                     MORTGAGE LOAN NO. 2 - RIVERCENTER MALL

                              [FLOOR PLAN OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-28

                     MORTGAGE LOAN NO. 2 - RIVERCENTER MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $95,000,000

CUT-OFF DATE BALANCE:            $95,000,000

SHADOW RATING (FITCH/S&P):       NAP

LOAN PURPOSE:                    Refinance

FIRST PAYMENT DATE:              April 7, 2006

INTEREST RATE:                   5.670%

AMORTIZATION:                    Interest only through February 7, 2009.
                                 Principal and interest payments of $549,575.67
                                 beginning March 7, 2009 through maturity based
                                 on a 360-month amortization schedule.

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   March 7, 2016

EXPECTED MATURITY BALANCE:       $85,104,458

SPONSOR:                         Ben Ashkenazy

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until two years after the REMIC
                                 start-up date, with U.S. Treasury defeasance
                                 thereafter. Prepayable without penalty on and
                                 after December 7, 2015.

LOAN PER SF:                     $286.43
UP-FRONT RESERVES:               RE Tax:      $504,010

                                 Insurance:   $208,770

                                 TI/LC:       $638,218

ONGOING RESERVES:                RE Tax:      $168,003/month

                                 Insurance:   $18,979/month

                                 CapEx:       $7,450/month

                                 TI/LC:       $25,000/month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        San Antonio, TX

YEAR BUILT/RENOVATED:            1988/2004

PERCENT LEASED(1):               95.6%

SQUARE FOOTAGE:                  331,671

THE COLLATERAL:                  331,671 square feet of a 560,129 square feet
                                 regional shopping center

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Institutional Property Managers, Inc.

MOST RECENT NET OP. INCOME:      $7,098,223

2ND MOST RECENT NET OP.
INCOME:                          $7,492,350

3RD MOST RECENT NET OP.
INCOME:                          $10,431,975

U/W NET OP. INCOME:              $8,702,792

U/W NET CASH FLOW:               $8,328,920

U/W OCCUPANCY:                   95.6%

APPRAISED VALUE:                 $136,700,000

CUT-OFF DATE LTV:                69.5%

MATURITY DATE LTV:               62.3%

DSCR:                            1.53x

DSCR AFTER IO PERIOD:            1.26x

(1)  Percent leased is based on rent roll dated January 1, 2006.

THE RIVERCENTER MALL LOAN

          THE LOAN. The second largest loan (the "Rivercenter Mall Loan"), as evidenced by that certain Promissory Note, is secured by a first priority fee
Deed of Trust, Assignment of Leases and Rents, Security Agreement encumbering
331,671 square feet of a 560,129 square foot enclosed regional shopping center known as the Rivercenter Mall, located in San Antonio, TX (the "Rivercenter Mall
Property"). The Rivercenter Mall Loan was originated on February 9, 2006 by or on behalf of IXIS Real Estate Capital Inc.

          THE BORROWER. The borrower is New Rivercenter Mall II L.P., a Delaware limited partnership and a single-purpose entity (the "Rivercenter Mall
Borrower"). The Rivercenter Mall Borrower has no material assets other than its interest in the Rivercenter Mall Property. The Rivercenter Mall Borrower is
sponsored by Ben Ashkenazy. The Rivercenter Mall Borrower is 100% owned by (i)
New Rivercenter GP II LLC, the general partner of the Rivercenter Mall Borrower, which owns 1% of the partnership interests in the Rivercenter Mall Borrower and
(ii) New Rivercenter Mezz II LLC.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-29

          THE PROPERTY. The Rivercenter Mall Property is located in San Antonio,
TX. The Rivercenter Mall Property was originally constructed in 1988 and renovated in 2004. It consists of a 560,129 square foot, three-story super regional mall. The Rivercenter Mall Property is anchored by Dillard's, Foley's, an AMC Movie Theater and an IMAX Theater. The collateral for the Rivercenter
Mall Loan comprises 331,671 square feet and includes Foley's and the IMAX theater as well as the majority of the in-line space. The collateral is currently 95.6% leased.

          The mall is located along the San Antonio Riverwalk and immediately north of the Henry B. Gonzalez Convention Center. The San Antonio Riverwalk is a
series of below street grade landscaped walkways that are lined with restaurants, hotels, retail shops, office buildings and nightclubs. The Henry B.
Gonzalez Convention Center recently underwent a $218 million expansion and renovation in 2001, bringing contiguous exhibit hall space to 400,000 square feet. The convention center is host to over 550,000 attendees per year.

          The following table shows scheduled lease expirations at the
Rivercenter Mall Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

                                            LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------
                  # OF          AVERAGE          % OF TOTAL                   % OF TOTAL BASE     CUMULATIVE % OF
     YEAR        LEASES    UNDERWRITTEN BASE    SQUARE FEET    CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
                ROLLING   RENT PER SF ROLLING     ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------

    Vacant          0            $ 0.00              4%             4%                 0%                0%
     MTM           14            $24.00              7%            11%                 7%                7%
     2006           7            $32.78              3%            14%                 4%               11%
     2007          14            $41.17              3%            17%                 6%               17%
     2008          14            $14.85             33%            50%                21%               39%
     2009           6            $45.27              3%            53%                 7%               45%
     2010           4            $36.57              3%            56%                 4%               49%
     2011          11            $34.04              9%            65%                14%               63%
     2012           1            $30.00              1%            66%                 2%               65%
     2013           9            $15.51             19%            85%                13%               78%
     2014           2            $19.72              4%            89%                 3%               81%
     2015           5            $30.25              6%            95%                 8%               89%
2016 & Beyond      10            $47.01              5%           100%                11%              100%

          The following table presents certain information relating to the major tenants at the Rivercenter Mall Property:

                                                                                       % OF TOTAL     ANNUALIZED
                          CREDIT RATING                                ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                             (FITCH/                                  UNDERWRITTEN    UNDERWRITTEN     BASE RENT       LEASE
                         MOODY'S/ S&P)(1)   TENANT NRSF   % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Foley's                   BBB+/Baa1/BBB        92,892         28%       $  727,829          10%          $ 7.84     01/31/2008
Imax Theatre                 --/B3/B-          34,467         10%       $  344,670           4%          $10.00     02/28/2013
TOTAL/WEIGHTED AVERAGE                        127,359         38%       $1,072,499          14%          $ 8.42

Other Tenants                   NAP           192,473         58%       $6,456,914          86%          $33.55      Various
Vacant Space                    NAP            11,839          4%               $0           0%          $ 0.00        NAP
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        331,671        100%       $7,529,413         100%          $22.70
------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

          ESCROWS AND RESERVES. The Rivercenter Mall Borrower is required to deposit the up-front and ongoing reserves set forth in the chart above, as well as 1/12 of annual real estate taxes and insurance premiums monthly.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Rivercenter Mall Loan. A cash management period will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following conditions: (i) a default or event of default under the Rivercenter
Mall Loan, (ii) the finding that less than 95% of the rents have been deposited into the clearing account for any calendar month, (iii) the Rivercenter Mall
Borrower obtaining permitted mezzanine financing and (iv) the DSCR dropping below 1.05x for any given calendar quarter. The cash management period will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if, with respect to clause (iv) above, for twelve consecutive months since the commencement of the cash management period, the DSCR is at least equal to 1.10x and no other event has occurred that would trigger another cash management period.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-30

          PROPERTY MANAGEMENT. The Rivercenter Mall Property is managed by
Institutional Property Managers, Inc., which is an affiliate of the Rivercenter
Mall Borrower.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The Rivercenter Mall
Borrower is permitted to incur mezzanine financing at any time after February 7,
2008 provided that (i) the mezzanine lender is a qualified institutional lender
(or a syndicate of lenders, provided that at least 51% of the outstanding principal balance of the mezzanine loan is owned directly by one or more qualified institutional lenders), (ii) the mezzanine loan and the Rivercenter
Mall Loan results in (a) an aggregate LTV no greater than 80% and (b) an aggregate DSCR no less than 1.20x, (iii) no event of default is continuing, (iv)
such mezzanine loan will have a maturity date no earlier than the maturity date of the Rivercenter Mall Loan unless such mezzanine loan is fully amortizing, such that there will be no balloon payment due at maturity, (v) the mezzanine lender enters into an intercreditor agreement in form and substance acceptable to the lender and (vi) a confirmation is received from each rating agency that the incurrence of such mezzanine debt will not cause the rating on any class of certificates to be qualified, withdrawn or downgraded.

         ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBT). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

         Certain additional information regarding the Rivercenter Mall Loan and the Rivercenter Mall Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-31

                  MORTGAGE LOAN NO. 3 - LENATURE'S HEADQUARTERS

                                 [PHOTO OMITTED]

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Please refer to important information and qualifications at the end of this material.
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                                      T-32

                  MORTGAGE LOAN NO. 3 - LENATURE'S HEADQUARTERS

                                 [MAP OMITTED]

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Please refer to important information and qualifications at the end of this material.
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                                      T-33

                  MORTGAGE LOAN NO. 3 - LENATURE'S HEADQUARTERS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE                 $62,300,000

CUT-OFF DATE BALANCE:            $62,300,000

SHADOW RATING
(FITCH/S&P):                     NAP

LOAN PURPOSE:                    Acquisition

FIRST PAYMENT DATE:              February 5, 2006

INTEREST RATE:                   5.965%

AMORTIZATION:                    Interest only through January 5, 2010.
                                 Principal and interest payments of $372,119.25
                                 beginning February 5, 2010 through maturity
                                 based on a 360-month amortization schedule.

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   January 5, 2016

EXPECTED MATURITY BALANCE:       $57,277,507

SPONSORS:                        CB Richard Ellis Investors, LLC and US Advisor,
                                 LLC

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until two years after the REMIC
                                 start-up date, with U.S. Treasury defeasance
                                 thereafter. Prepayable without penalty on and
                                 after October 5, 2015.

LOAN PER SF:                     $124.60

UP-FRONT RESERVES:               RE Tax:                 $52,037
                                 Insurance:              $15,714
                                 Debt Service Reserve:   $3,500,000
                                 Letter of Credit:       $3,000,000

ONGOING RESERVES:                Insurance:              $7,857/month
                                 CapEx:                  $4,167/month
                                 TI/LC:                  $12,500/month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Industrial

PROPERTY SUB-TYPE:               Flex

LOCATION:                        Phoenix, AZ

YEAR BUILT/RENOVATED:            2005/NAP

PERCENT LEASED(1):               100.0%

SQUARE FOOTAGE:                  500,000

THE COLLATERAL:                  500,000 square feet Class A industrial facility

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             CB Richard Ellis, Inc.

MOST RECENT NET OP. INCOME:      NAP

2ND MOST RECENT NET OP.
INCOME:                          NAP

3RD MOST RECENT NET OP.
INCOME:                          NAP

U/W NET OP. INCOME:              $6,166,875

U/W NET CASH FLOW:               $5,966,875

U/W OCCUPANCY:                   100.0%

APPRAISED VALUE:                 $89,000,000

CUT-OFF DATE LTV:                70.0%

MATURITY DATE LTV:               64.4%

DSCR:                            1.58x

DSCR AFTER IO PERIOD:            1.34x
--------------------------------------------------------------------------------

(1)  Percent Leased is based on rent roll dated December 9, 2005.

THE LENATURE'S HEADQUARTERS LOAN

          THE LOAN. The third largest loan (the "LeNature's Headquarters Loan"), as evidenced by that certain Promissory Note, is secured by a first priority fee
Deed of Trust Assignment of Leases and Rents, Security Agreement and Fixture
Filing encumbering the 500,000 square foot industrial facility known as the
LeNature's Headquarters, located in Phoenix, AZ (the "LeNature's Headquarters
Property"). The LeNature's Headquarters Loan was originated on January 6, 2006 by or on behalf of IXIS Real Estate Capital Inc.

          THE BORROWER. The borrower is structured as up to 36 tenants in common, including, USA 615 North 48th Street, LLC, which also acts as the initial administrator (collectively, the "LeNature's Headquarters Borrower").
The LeNature's Headquarters Borrower owns no material asset other than the
LeNature's Headquarters Property and related interests. The

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Please refer to important information and qualifications at the end of this material.
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                                      T-34

sponsor of the LeNature's Headquarters Loan is a joint venture between CB
Richard Ellis Investors, LLC and US Advisor, LLC. CB Richard Ellis Investors,
LLC currently has $15 billion in assets under management. Its portfolio includes over 615,000 commercial square feet and over 10,300 multi-family units. Since its formation in 1999, US Advisor, LLC has purchased 30 multifamily properties representing 8,757 units as well as 615,000 square feet of commercial space. US
Advisor, LLC. currently has $838 million in assets under management.

          THE PROPERTY. The LeNature's Headquarters Property, which consists of approximately 530,856 net rentable square feet is located in Phoenix, AZ. The
LeNature's Headquarters Property was constructed in 2005. The LeNature's
Headquarters Property has approximately 70,500 square feet of office space including 14,000 square feet of executive suites, a 184,000 square foot warehouse portion, 60,000 square feet containing lab processing equipment,
216,000 square feet of production/bottling area and a 75 foot digital billboard.
Net rentable square feet at the property actually totals 530,856 while tenant rent is based on 500,000 square feet.

          The following table presents certain information relating to the sole tenant at the LeNature's Headquarters Property:

                                                                                % OF TOTAL
                         CREDIT RATING                           ANNUALIZED     ANNUALIZED
                            (FITCH/       TENANT                UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME         MOODY'S/S&P)     NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
-----------------------------------------------------------------------------------------------------------------------

LeNature's                  --/--/--     500,000      100%       $6,325,000        100%          $12.65      12/31/2030
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   500,000      100%       $6,325,000        100%          $12.65      12/31/2030
=======================================================================================================================

               ESCROWS AND RESERVES. The LeNature's Headquarters Borrower is
required to escrow 1/12 of annual insurance premiums monthly. The amounts shown above are the current monthly collections.

          At origination, the LeNature's Headquarters Bororwer deposited
$3,500,000 into the Debt Reserve Subaccount to be used by the lender upon an event of default.

          LETTER OF CREDIT. The LeNature's Headquarters Borrower has deposited a
$3,000,000 letter of credit as additional collateral for the loan. The letter of credit provider is Wachovia Bank, N.A.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the LeNature's Headquarters Loan. The lockbox will be in place until the
LeNature's Headquarters Loan has been paid in full.

          PROPERTY MANAGEMENT. The LeNature's Headquarters Property is managed by CB Richard Ellis, Inc., an affiliate of the LeNature's Headquarters Borrower.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the LeNature's Headquarters
Loan and the LeNature's Headquarters Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-35

             MORTGAGE LOAN NO. 4 - CROSSROADS TOWER OFFICE BUILDING

                                 [PHOTO OMITTED]

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This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-36

             MORTGAGE LOAN NO. 4 - CROSSROADS TOWER OFFICE BUILDING

                                [MAP OMITTED]

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This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-37

             MORTGAGE LOAN NO. 4 - CROSSROADS TOWER OFFICE BUILDING

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $58,000,000

CUT-OFF DATE BALANCE:            $58,000,000

SHADOW RATING
(FITCH/S&P):                     NAP

LOAN PURPOSE:                    Refinance

FIRST PAYMENT DATE:              April 1, 2006

INTEREST RATE:                   5.610%

AMORTIZATION:                    Interest only through March 1,
                                 2011.  Principal and interest
                                 payments of $333,331.63 beginning
                                 April 1, 2011 through maturity based
                                 on a 360-month amortization schedule.
ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   March 1, 2016

EXPECTED MATURITY
BALANCE:                         $54,069,159

SPONSOR:                         Rubin Schron

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until two years after the
                                 REMIC start-up date, with U.S.
                                 Treasury defeasance thereafter.
                                 Prepayable without penalty on and
                                 after September 1, 2015.

LOAN PER SF:                     $119.45

UP-FRONT RESERVES:               RE Tax:             $598,731
                                 Insurance:          $64,977
                                 PCO Reserve(1):     $5,500,000
                                 Rent Reserve:       $1,750,000

ONGOING RESERVES:                RE Tax:             $199,577/month
                                 Insurance:          $5,907/month
                                 CapEx:              $8,092/month
                                 TI/LC:              $40,668/month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               Urban

LOCATION:                        Kew Gardens, NY

YEAR BUILT/RENOVATED:            1989/NAP

PERCENT LEASED(2):               98.3%

SQUARE FOOTAGE:                  485,544

THE COLLATERAL:                  12-story office building

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Cammeby's Management Company, LLC

MOST RECENT NET OP.
INCOME:                          $5,093,391

2ND MOST RECENT NET
OP. INCOME:                      $5,487,319

3RD MOST RECENT NET
OP. INCOME:                      $5,858,147

U/W NET OP. INCOME:              $5,288,662

U/W NET CASH FLOW:               $4,793,036

U/W OCCUPANCY:                   95.0%

APPRAISED VALUE:                 $81,900,000

CUT-OFF DATE LTV:                70.8%

MATURITY DATE LTV:               66.0%

DSCR:                            1.45x

DSCR AFTER IO PERIOD:            1.20x
--------------------------------------------------------------------------------

(1)  Permanent Certificate of Occupancy Reserve.

(2)  Percent leased is based on rent roll dated April 17, 2006.

THE CROSSROADS TOWER LOAN

          THE LOAN. The fourth largest loan (the "Crossroads Tower Loan"), as evidenced by that certain Consolidated, Amended and Restated Promissory Note, is
secured by a first priority fee Mortgage, Agreement of Consolidation and
Modification of Mortgage, Assignment of Leases and Rents, and Security Agreement
encumbering the 485,544 square foot urban office building known as the
Crossroads Tower Office Building, located in Kew Gardens, Queens, NY (the
"Crossroads Tower Property"). The Crossroads Tower Loan was originated on March
1, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

          THE BORROWER. The borrowers are 80-02 Fee Owner LLC, the fee owner of the Crossroads Tower Property, and 80-02 Leasehold LLC, the lessor under the ground lease at the Crossroads Tower Property, each a Delaware limited liability company (collectively, the "Crossroads Tower Borrowers"). The Crossroads Tower
Borrowers are each single asset, bankruptcy remote, single purpose entities controlled by the sponsor, Rubin Schron, and Cammeby's International, Ltd.
Cammeby's International, Ltd., which has been in the real estate business for over 40 years, owns and manages over 25,000

--------------------------------------------------------------------------------
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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-38

residential units, directly or through other affiliated entities, and over
10,000,000 square feet of commercial and industrial space.

          THE PROPERTY. The Crossroads Tower Property consists of a 485,544 square foot, 12-story urban office park, a sub-grade plaza and underground parking garage that contains 380 parking spaces. The Crossroads Tower Property is located at 80-82 Kew Gardens Road in Kew Gardens, Queens, NY.

          The following table shows scheduled lease expirations at the
Crossroads Tower Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

                             LEASE ROLLOVER SCHEDULE

                                   AVERAGE
                                UNDERWRITTEN      % OF TOTAL   CUMULATIVE %   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES   BASE RENT PER SF   SQUARE FEET       OF SF      RENTAL REVENUES   TOTAL BASE RENTAL
    YEAR          ROLLING          ROLLING        ROLLING(1)    ROLLING(1)        ROLLING        REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------

    Vacant            0            $ 0.00             4%            4%               0%                  0%
     MTM              1            $28.01             1%            4%               1%                  1%
     2006             1            $31.25             0%            5%               1%                  1%
     2007             1            $34.06             1%            5%               1%                  2%
     2008             5            $ 9.59            32%           37%              14%                 16%
     2009             6            $29.27             7%           44%               9%                 25%
     2010            11            $31.10             6%           50%               8%                 33%
     2011            11            $30.35            32%           82%              44%                 78%
     2012             0            $ 0.00             0%           82%               0%                 78%
     2013             4            $31.63             2%           84%               3%                 81%
     2014             6            $23.87             5%           89%               5%                 86%
     2015             2            $28.13             7%           96%              10%                 96%
2016 & Beyond         2            $24.53             4%          100%               4%                100%

(1)  Excludes 2,052 sf of non-leasable office space.

          The following table presents certain information relating to the major tenants at the Crossroads Tower Property:

                          CREDIT RATING                           ANNUALIZED     % OF TOTAL      ANNUALIZED
                             (FITCH/                              ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                           MOODY'S/S&P)    TENANT                UNDERWRITTEN   UNDERWRITTEN     BASE RENT        LEASE
      TENANT NAME              (1)          NRSF    % OF NRSF   BASE RENT ($)     BASE RENT     ($ PER NRSF)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

Garden Parking Corp.        --/--/--      114,632       24%      $   570,000          5%          $ 4.97       05/01/2008
Queen's District
Attorney's Office           --/A2/--       67,147       14%      $ 2,148,704         20%          $32.00       11/21/2011
Federal Bureau of
Investigation              AAA/Aaa/AAA     58,154       12%      $ 1,664,353         16%          $28.62       11/29/2011
Department of Tax &
Finance(2)                  --/A2/--       31,288        6%      $   922,996          9%          $29.50       10/31/2016
Bally's Health & Tennis    --/Caa1/CCC     25,545        5%      $   448,273          4%          $17.55       08/31/2008
Newsday                     --/A3/--       11,460        2%      $   451,612          4%          $39.41       11/01/2009
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                    308,226       64%      $ 6,205,938         58%          $20.13
-------------------------------------------------------------------------------------------------------------------------
Other Tenants                  NAP        159,283       33%      $ 4,403,456         42%          $27.65        Various
Vacant                         NAP         18,035        4%      $         0          0%            0.00%          NAP
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                    485,544      100%      $10,609,394        100%          $21.85
-------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  The Department of Tax & Finance is in the process of decreasing its space from 40,830 sf to 31,288 sf, as reflected above.

          ESCROWS AND RESERVES. At closing, the Crossroads Tower Borrowers deposited $5,500,000 into a Permanent Certificate of Occupancy ("PCO") Reserve.
Provided that there exists no event of default under the related loan documents,
$2,500,000 of the PCO Reserve will be released to the Crossroads Tower Borrowers upon satisfaction of certain conditions relating to (i) renewing the temporary certificate of occupancy for the space occupied by Bally's, (ii) obtaining certain other permits relating to the Bally's space and (iii) the delivery of evidence acceptable to the lender of the cure and removal of any

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-39

open New York City municipal violations relating to the Crossroads Tower
Property. The full amount of the PCO Reserve will be released to the Crossroads
Tower Borrowers upon satisfaction of the above conditions and obtaining a PCO.

          At closing, the Crossroads Tower Borrowers deposited $1,750,000 into a rent reserve subject to confirmation of five-year lease extensions for the
Queens County District Attorney's Office space. These funds will be released at the Crossroads Tower Borrowers' request upon renewal by the Queens County
District Attorney's Office, with the exact release amounts subject to the square footage for which the Queens County District Attorney's Office will renew, as outlined in the loan documents. The Crossroads Tower Borrowers are permitted to request two such releases, and after the Crossroads Tower Borrowers are granted their first request, any additional requests, if no event of default occurs and is continuing, will be subject to the approval of the lender and satisfaction of certain conditions, including a minimum DSCR of 1.20x.

          The Crossroads Tower Borrowers are required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. If at any time the lender reasonably determines that such amounts will not be sufficient to pay the taxes or insurance premiums, the Crossroads Tower Borrowers will be required to make up the applicable deficiency.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Crossroads Tower Loan.

          PROPERTY MANAGEMENT. The Crossroads Tower Property is managed by
Cammeby's Management Company, LLC, an affiliate of one of the Crossroads Tower
Borrowers.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The Crossroads Tower
Borrowers may obtain mezzanine financing from a third-party mezzanine lender at any time secured by a pledge of the principal's interests in the Crossroads
Tower Borrowers. The pledge and loan documentation must contain terms and provisions satisfactory to the lender. Such mezzanine loan may not exceed $2 million and the combined first mortgage and mezzanine loan may not exceed an LTV of 90% or have a minimum DSCR of less than 1.05x.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Crossroads Tower Loan and the Crossroads Tower Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-40

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

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                                      T-41

                    MORTGAGE LOAN NO. 5 - MERRITT SQUARE MALL

                                [PHOTO OMITTED]

                                [PHOTO OMITTED]

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--------------------------------------------------------------------------------

                                      T-42

                    MORTGAGE LOAN NO. 5 - MERRITT SQUARE MALL

                                  [MAP OMITTED]

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Please refer to important information and qualifications at the end of this material.
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                                      T-43

                    MORTGAGE LOAN NO. 5 - MERRITT SQUARE MALL

                              [FLOOR PLAN OMITTED]

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-44

                    MORTGAGE LOAN NO. 5 - MERRITT SQUARE MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:                $57,000,000

CUT-OFF DATE BALANCE:            $57,000,000

SHADOW RATING (FITCH/S&P):       NAP

LOAN PURPOSE:                    Acquisition

FIRST PAYMENT DATE:              October 1, 2005

INTEREST RATE:                   5.350%

AMORTIZATION:                    Interest only through September 1, 2010.
                                 Principal and interest payments of $318,295.00
                                 beginning October 1, 2010 through maturity
                                 based on a 360-month amortization schedule.

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   September 1, 2015

EXPECTED MATURITY BALANCE:       $52,914,189

SPONSOR:                         Thor Equities, LLC

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until two years after the REMIC start-
                                 up date, with U.S. Treasury defeasance
                                 thereafter. Prepayable without penalty on and
                                 after March 1, 2015.

LOAN PER SF:                     $119.24

UP-FRONT RESERVES:               RE Tax:                 $463,080
                                 TI/LC:                  $250,000
                                 Deferred Maintenance:   $331,875
                                 Retail Holdover
                                 Reserves:               $300,000

ONGOING RESERVES:                RE Tax:                 $46,308/month
                                 Insurance:              Springing
                                 CapEx:                  $15,756/month
                                 TI/LC:                  $20,833/month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        Merritt Island, FL

YEAR BUILT/RENOVATED:            1970, 1988, 2004/1999

PERCENT LEASED(1):               91.5%

SQUARE FOOTAGE:                  478,040

THE COLLATERAL:                  Anchored enclosed regional mall and out-
                                 parcel pads

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Thor Equities LLC

MOST RECENT NET OP. INCOME:      $3,369,968

2ND MOST RECENT NET OP.
INCOME:                          $4,275,104

3RD MOST RECENT NET OP.
INCOME:                          $3,220,839

U/W NET OP. INCOME:              $4,829,644

U/W NET CASH FLOW:               $4,451,697

U/W OCCUPANCY:                   87.5%

APPRAISED VALUE:                 $72,500,000

CUT-OFF DATE LTV:                78.6%

MATURITY DATE LTV:               73.0%

DSCR:                            1.44x

DSCR AFTER IO PERIOD:            1.17x
--------------------------------------------------------------------------------

(1)  Percent leased is based on rent roll dated March 20, 2006. This figure is based on a net rentable area of 478,040 square feet, which does not include approximately 42,565 square feet of second-story space in the JC Penney building that is unfinished and unleased. JC Penney has the option to require the landlord to complete the build-out of the remaining 42,565 square feet on the second floor at the landlord's expense.

THE MERRITT SQUARE MALL LOAN

     THE LOAN. The fifth largest loan (the "Merritt Square Mall Loan"), as evidenced by that certain Promissory Note, is secured by a first priority fee
Mortgage and Security Agreement encumbering the 478,040 square foot regional mall known as Merritt Square Mall, located in Merritt Island, FL (the "Merritt
Square Mall Property"). The Merritt Square Mall Loan was originated on August
19, 2005 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrowers are Thor MS, LLC and Thor Merritt Square LLC, each a Delaware limited liability company (collectively, the "Merritt Square
Mall Borrowers"). The Merritt Square Mall Borrowers are each single purpose, bankruptcy remote entities controlled by Thor Equities, LLC, the sponsor and property manager. As of January 2006, Thor

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-45

Equities LLC has a real estate portfolio of over 9 million square feet of retail, hotel, office, warehouse and residential properties in 16 American cities.

     THE PROPERTY. The Merritt Square Mall Property consists of a single-story enclosed regional mall anchored by JC Penney and Cobb Theatres. The Merritt
Square Mall Property was constructed in 1970, with the addition of Sears and
Cobb Theatres in 1988 and 2004, respectively. In 1999, a major renovation program was undertaken, which included new pylon signs, interior and exterior landscaping, food court expansion and a new interior color scheme. Outparcels that are part of the Merritt Square Mall Property are leased to Outback
Steakhouse, TGI Friday's and Uno Chicago Grill. The Merritt Square Mall Property
is also shadow-anchored by Sears, Burdine-Macy's and Dillards. The Merritt
Square Mall Property is located on Merritt Island, which is situated along
Florida's Atlantic Coast. The GLA of 478,040 square feet does not include approximately 42,565 square feet of second-story space in the JC Penney building that is unfinished and unleased. The Merritt Square Mall Property also contains
4,700 parking spaces.

                                                      CREDIT RATING OF
                                                       PARENT COMPANY                              OPERATING
                                                           (FITCH/                   COLLATERAL    COVENANT
        ANCHOR                 PARENT COMPANY           MOODY'S/S&P)        GLA       INTEREST    EXPIRATION
------------------------------------------------------------------------------------------------------------

J.C. Penney Co., Inc.   JC Penney Corporation, Inc.    BBB-/Baa3/BBB-    141,525(1)      Yes         NAP
Cobb Theatres III LLC   Cobb Theaters LLC                --/--/--         65,450         Yes         NAP
Sears                   Sears Roebuck and Co.           BB /--/BB+       120,000          No         NAP
Burdine-Macy's          Federated Department           BBB+/Baa1/BBB     120,000          No         NAP
                        Stores Inc.
Dillards                Dillard's Inc.                   BB-/B2/BB        95,673          No         NAP
                                                                         -------
TOTAL                                                                    542,648
                                                                         =======

(1)  Does not include approximately 42,565 square feet of second-story space in the JC Penney building that is unfinished and unleased.

     The following table shows scheduled lease expirations at the Merritt Square
Mall Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

                             LEASE ROLLOVER SCHEDULE

                                   AVERAGE                                                      CUMULATIVE % OF
                                UNDERWRITTEN     % OF TOTAL    CUMULATIVE %   % OF TOTAL BASE      TOTAL BASE
                # OF LEASES   BASE RENT PER SF   SQUARE FEET      OF SF       RENTAL REVENUES   RENTAL REVENUES
     YEAR         ROLLING          ROLLING       ROLLING(1)     ROLLING(1)        ROLLING           ROLLING
---------------------------------------------------------------------------------------------------------------

    Vacant            0           $ 0.00               8%            8%                0%                0%
     MTM              9           $15.47               4%           12%                5%                5%
     2006            13           $13.03               4%           17%                5%               10%
     2007            12           $25.40               4%           21%                9%               19%
     2008            15           $22.85               8%           29%               15%               34%
     2009            15           $32.97               5%           34%               15%               49%
     2010            11           $ 5.24              37%           71%               16%               65%
     2011             5           $49.74               1%           72%                3%               68%
     2012             2           $17.61               1%           73%                1%               69%
     2013             2           $12.90               4%           77%                5%               74%
     2014             3           $29.56               2%           79%                4%               78%
     2015             7           $12.83               6%           85%                6%               84%
2016 & Beyond         2           $12.99              15%          100%               16%              100%

(1)  Excludes 42,565 square feet of non-leasable JC Penney space.

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Please refer to important information and qualifications at the end of this material.
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                                      T-46

     The following table presents certain information relating to the major tenants at the Merritt Square Mall Property:

                                                                                   % OF TOTAL     ANNUALIZED
                           CREDIT RATING                           ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              (FITCH /       TENANT               UNDERWRITTEN    UNDERWRITTEN     BASE RENT      LEASE
      TENANT NAME        MOODY'S/S&P/)(1)     NRSF    % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

J.C. Penney Co., Inc.     BBB-/Baa3/BBB-    141,525       30%       $  174,932          3%          $ 1.24      07/31/2010
Cobb Theatres III LLC        --/--/--        65,450       14%       $  818,125         14%          $12.50      05/31/2024
Steve & Barry's              --/--/--        20,864        4%       $  250,368          4%          $12.00      01/31/2013
University Sportswear
Books-A-Million              --/--/--        17,117        4%       $  184,019          3%          $10.75      07/31/2010
Piccadilly Cafeteria         --/--/--        13,600        3%       $   60,000          1%          $ 4.41      09/30/2015
                                            -------      ---        ----------        ---           ------
TOTAL/WEIGHTED AVERAGE                      258,556       54%       $1,487,444         26%          $ 5.75
                                            =======      ===        ==========        ===           ======
Other Tenants                  NAP          179,295       38%       $4,295,263         74%          $24.38        Various
Vacant Space                   NAP           40,189        8%       $        0          0%          $ 0.00          NAP
                                            -------      ---        ----------        ---           ------
TOTAL/WEIGHTED AVERAGE                      478,040      100%       $5,782,708        100%          $12.10
                                            =======      ===        ==========        ===           ======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. With respect to the ongoing TI/LC reserve, the
Merritt Square Borrowers will be required to deposit $20,833 per month in the
TI/LC reserve, to the extent the existing TI/LC reserve is less than $250,000.

     The Merritt Square Borrowers are required to escrow 1/12 of annual real estate taxes monthly. If at any time the lender reasonably determines that such amounts will not be sufficient to pay the taxes, the Merritt Square Borrowers will be required to make up the applicable deficiency.

     There are currently no existing insurance reserves. However, at the option of the lender, upon the occurrence of an event of default or if the property or casualty policy maintained by the Merritt Square Mall Borrowers is not an approved blanket or umbrella policy pursuant to the loan agreement, the Merritt
Square Mall Borrowers will be required to deliver a monthly escrow of 1/12 the annual insurance premium.

     An upfront retail holdover reserve of $300,000 was collected at closing, the release of which is subject to, among other conditions, the occupancy of TGI
Friday's prior to September 1, 2006 ($160,000), the occupancy of Uno Chicago
Grill prior to November 1, 2006 ($140,000), a minimum DSCR of 1.25x, delivery of clean estoppels, and the Merritt Square Borrowers' request for release. Both TGI
Friday's and Uno Chicago Grill are in occupancy and paying rent.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Merritt Square Mall Loan.

     PROPERTY MANAGEMENT. The Merritt Square Mall Property is managed by Thor
Equities LLC, an affiliate of the Merritt Square Mall Borrowers.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. The Merritt Square Mall Borrowers are permitted to obtain a release of an outparcel from the lien of the mortgage subject to conditions outlined in the loan documents. The outparcel has been excluded from the valuation and underwriting of the Merritt Square Mall Property.

     Certain additional information regarding the Merritt Square Mall Loan and the Merritt Square Mall Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-47

                       MORTGAGE LOAN NO. 6 - CAPITAL PLAZA

                                 [PHOTO OMITTED]

                                 [PHOTO OMITTED]

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Please refer to important information and qualifications at the end of this material.
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                                      T-48

                       MORTGAGE LOAN NO. 6 - CAPITAL PLAZA

                                  [MAP OMITTED]

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-49

                       MORTGAGE LOAN NO. 6 - CAPITAL PLAZA

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:                $40,000,000

CUT-OFF DATE BALANCE:            $40,000,000

SHADOW RATING (MOODY'S/S&P):     NAP

LOAN PURPOSE:                    Acquisition

FIRST PAYMENT DATE:              June 5, 2006

INTEREST RATE:                   6.200%

AMORTIZATION:                    Interest only through May 5, 2011. Principal
                                 and interest payments of $244,987.59 beginning
                                 June 5, 2011 through maturity based on a
                                 360-month amortization schedule.

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   May 5, 2016

EXPECTED MATURITY BALANCE:       $37,526,329

SPONSORS:                        Heistand Family Revocable Trust, James R.
                                 Heistand, William G. Evans, Henry F. Pratt, III
                                 and Troy M. Cox.

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until 2 years after the REMIC start- up
                                 date, with U.S. Treasury defeasance thereafter.
                                 Prepayable without penalty on and after January
                                 5, 2016.

LOAN PER SF:                     $96.16

UP-FRONT RESERVES:               RE Tax:                 $280,997
                                 Insurance:              $48,410
                                 TI/LC:                  $6,104,989
                                 Deferred Maintenance:   $30,000

ONGOING RESERVES:                RE Tax:                 $46,833/month
                                 CapEx:                  $7,458/month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               Suburban

LOCATION:                        Jacksonville, FL

YEAR BUILT/RENOVATED:            1990/2005

PERCENT LEASED(1):               99.3%

SQUARE FOOTAGE:                  415,977

THE COLLATERAL:                  Three multi-tenanted Class A suburban office
                                 buildings

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Capital Partners Inc.

MOST RECENT NET OP. INCOME:      $3,245,679

2ND MOST RECENT NET OP.
INCOME:                          $2,147,894

3RD MOST RECENT NET OP. INCOME   $1,958,261

U/W NET OP. INCOME:              $4,650,009

U/W NET CASH FLOW:               $4,139,289

U/W OCCUPANCY:                   92.6%

APPRAISED VALUE:                 $61,000,000

CUT-OFF DATE LTV:                65.6%

MATURITY DATE LTV:               61.5%

DSCR:                            1.65x

DSCR AFTER IO PERIOD:            1.41x
--------------------------------------------------------------------------------

(1)  Percent leased is based on the rent roll dated January 27, 2006.

THE CAPITAL PLAZA LOAN

     THE LOAN. The sixth largest loan (the "Capital Plaza Loan"), as evidenced by that certain Promissory Note, is secured by a first priority fee Mortgage,
Assignment of Leases and Rents, Security Agreement and Fixture Filing
encumbering the 415,977 square foot office property known as Capital Plaza, located in Jacksonville, FL (the "Capital Plaza Property"). The Capital Plaza
Loan was originated on May 2, 2006 by or on behalf of IXIS Real Estate Capital
Inc.

     THE BORROWER. The borrower is Deerwood Office Buildings, LLC (the "Capital
Plaza Borrower"), a special purpose entity owned by Capital Partners Inc. and
Deerwood-Carter LLC.

     THE PROPERTY. The Capital Plaza Property is a 415,977 square foot suburban office park that was built in stages from 1990 through 1999. The Capital Plaza
Property was originally developed by American Express as a data and call center with raised

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Please refer to important information and qualifications at the end of this material.
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                                      T-50

floors, electrical back-up systems and a high parking ratio. The Capital Plaza
Property is situated on a 42.31 acre site, located in Jacksonville, FL, and is currently 99.3% leased. The property is comprised of three buildings, the
Deerwood I building comprises 151,511 square feet, Deerwood II comprises 156,835 square feet and Deerwood III comprises 107,629 square feet. Approximately 65% of the Capital Plaza Property is leased to investment grade credit tenants, including Wachovia Bank, Bank of America, Fidelity National Insurance, Co., and
Vistakon (Johnson & Johnson). The other 35% is occupied by Fairbanks Capital, a division of Credit Suisse.

     The following table shows scheduled lease expirations at the Capital Plaza
Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

                             LEASE ROLLOVER SCHEDULE

                             AVERAGE
                 # OF      UNDERWRITTEN    % OF TOTAL                   % OF TOTAL BASE    CUMULATIVE % OF
                LEASES    BASE RENT PER   SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR       ROLLING     SF ROLLING      ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------

    Vacant         0          $0.00            1%             1%              0%                  0%
     MTM           0          $0.00            0%             0%              0%                  0%
     2006          2         $20.04           35%            36%             38%                 38%
     2007          1         $17.01            7%            43%              7%                 45%
     2008          0          $0.00            0%            43%              0%                 45%
     2009          2         $19.94           21%            64%             23%                 68%
     2010          0          $0.00            0%            64%              0%                 68%
     2011          0          $0.00            0%            64%              0%                 68%
     2012          0          $0.00            0%            64%              0%                 68%
     2013          0          $0.00            0%            64%              0%                 68%
     2014          0          $0.00            0%            64%              0%                 68%
     2015          1         $17.00           36%           100%             32%                100%
2016 & Beyond      1        $10,800            0%           100%            100%                100%

The following table presents certain information relating to the major tenants at the Capital Plaza Property:

                                  CREDIT RATING                                           % OF                         LEASE
                                     (FITCH/       TENANT                                  TOTAL       BASE RENT     EXPIRATION
        TENANT NAME              MOODY'S S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)   BASE RENT   ($ PER NRSF)        (2)
-------------------------------------------------------------------------------------------------------------------------------

Wachovia Bank                       AA-/Aa3/A+     148,635       36%      $  2,526,795       33%       $   17.00     12/31/2015
Credit Suisse  First Boston         AA-/Aa3/A+     146,124       35%      $  2,924,289       38%       $   20.01     12/31/2006
Vistakon (Johnson & Johnson)       AAA/Aaa/AAA      77,157       19%      $  1,539,156       20%       $   19.95     02/28/2009
Fidelity National
Insurance, Co.                    BBB-/Baa3/BBB-    30,472        7%      $    518,459        7%       $   17.01     02/28/2007
Bank of America                    AA-/Aa2/AA-      10,711        2%      $    212,828        3%       $   19.87     12/31/2009
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             413,099       99%      $  7,721,527      100%       $   18.69
===============================================================================================================================

Other Tenants                          NAP               2        0%      $     15,000        0%       $7,500.00       Various
Vacant                                 NAP           2,876        1%      $          0        0%       $    0.00         NAP
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             415,977      100%      $  7,736,527      100%       $   18.60
===============================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

          ESCROWS AND RESERVES. The Capital Plaza Borrower is required to escrow
1/12 of annual real estate taxes and insurance premiums monthly; provided, however, that for so long as adequate amounts are on deposit to pay the largest installment of insurance premiums and the Capital Plaza Borrower demonstrates that it has been paying such premiums monthly, the lender will not require monthly deposits in the tax and insurance reserve accounts. The amounts shown above are the current monthly collections.

          FAIRBANKS SWEEP. If the Fairbanks tenant has not renewed its lease nine months prior to the initial lease expiration date, all excess cash flow will be swept into the rollover reserve up to a maximum of $2,000,000. The funds in reserve may be used for approved leasing expenses in connection with the
Fairbanks space. The cash sweep will end and all sums in excess of $2,000,000 in the rollover reserve will be released to the Capital Plaza Borrower on the first payment date after (i) 90% of the square footage has been leased to one or more tenants and there are sufficient funds in the rollover reserve to pay all approved leasing expenses, (ii) there is no rollover prior to May 5, 2021 and
(iii) the DSCR is at least 1.40x.

          WACHOVIA SWEEP. Prior to the payment date in March 2015, if the
Wachovia tenant has not renewed its lease through December 31, 2020, all excess cash flow will be swept into the rollover reserve to be used for approved leasing expenses in

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Please refer to important information and qualifications at the end of this material.
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                                      T-51

connection with the space demised under the Wachovia lease. The funds in reserve may be used for approved leasing expenses in connection with the Wachovia space.
The sweep will end and all sums in excess of $2,000,000 in the rollover reserve will be released to the Capital Plaza Borrower on the first payment date after
90% of the square footage has been leased to one or more tenants and there are sufficient funds in the rollover reserve to pay all approved leasing expenses.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Capital Plaza Loan.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Deerwood Manager LLC,
the immediate parent company of the Capital Plaza Borrower is permitted to obtain mezzanine financing provided that (i) the mezzanine loan is made by a lender that meets certain rating agency criteria or with respect to which confirmation has been received from each rating agency that such lender will not cause the rating on any class of certificates to be qualified, withdrawn or downgraded, (ii) the mezzanine loan and the capital plaza loan results in (a) an aggregate LTV of less than 85% and (b) an aggregate DSCR no less than 1.10x and
(iii) the mezzanine lender as described above enters into an intercreditor agreement in form and substance acceptable to the lender and the rating agencies.

          South Charles Investment Corporation (an affiliate of Bank of America)
and the Sponsor currently hold a $16,953,345 loan secured by the Deerwood
Holdings LLC's, Carter-Deerwood LLC's and Deerwood Owners Llc's equity interests in the Deerwood Manager LLC and Deerwood Holdings LLC (The "Capital Plaza PE
Loan"). The term of the Capital Plaza PE Loan is co-terminus with the Capital
Plaza Loan. the Capital Plaza PE Loan is not a must-pay obligation and to the extent eash flow from the Capital Plaza Property is insufficient to pay interest on the Capital Plaza PE Loan, a Shortfall will accrue. The lender of the Capital
Plaza PE Loan has entered into a subordination and standstill agreement with the lender whereby the lender of the Capital Plaza PE Loan is prevented from foreclosing on its collateral until the Capital Plaza Loan has been paid in full. The lender of the Capital Plaza PE Loan has a call option to purchase the membership interest in Deerwood Manager LlC and Deerwood Holdings LLC.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          SEVERANCE. The Capital Plaza Borrower may obtain a release of one of the buildings comprising the Capital Plaza Property (the "Deerwood III
Property") to permit the sale of the Deerwood III property to that buyer and an assumption by that buyer of the related portion of the Capital Plaza Loan (the
"Severed Loan"), upon satisfaction of certain conditions, including that: (i)
the sale of the Deerwood III Property is pursuant to an arm's length agreement with an independent party; (ii) no default or event of default shall have occurred and be continuing; (iii) the lender approves the proposed buyer in its reasonable discretion; (iv) after giving effect to the severance transaction, the underwritten DSCR of each of the Severed Loan and the Capital Plaza Loan, as modified, is not less than 1.60x; (v) after giving effect to the severance transaction, the LTV of each of the Severed Loan and the Capital Plaza Loan, as modified, does not exceed 60%; (vi) on the date of the severance transaction either (a) the entire Deerwood III property will be leased to a tenant with a long term unsecured debt rating of at lease "A" by S&P and "A2" Moody's for a term that extends at least five years past the stated maturity date of the
Severed Loan or (b) the Capital Plaza Borrower has posted (I) $2,750,000 in a rollover reserve and (II) an amount equal to two years worth of debt service on the Severed Loan in a debt service reserve, provided that the borrower of the
Severed Loan may post a letter of credit in lieu of the amounts in (I) and (II )
above.

          Certain additional information regarding the Capital Plaza Loan and the Capital Plaza Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-52

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

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                                      T-53

                   MORTGAGE LOAN NO. 7 - HOME DEPOT JAMAICA NY

                                 [PHOTO OMITTED]

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Please refer to important information and qualifications at the end of this material.
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                                      T-54

                   MORTGAGE LOAN NO. 7 - HOME DEPOT JAMAICA NY

                                  [MAP OMITTED]

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-55

                   MORTGAGE LOAN NO. 7 - HOME DEPOT JAMAICA NY

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $26,000,000

CUT-OFF DATE BALANCE:            $26,000,000

SHADOW RATING (FITCH/S&P):       NAP

LOAN PURPOSE:                    Acquisition

FIRST PAYMENT DATE:              November 1, 2005

INTEREST RATE:                   5.243%

AMORTIZATION:                    Interest only through September 1, 2010.
                                 Principal and interest payments of $143,460.25
                                 beginning October 1, 2010 through maturity
                                 based on a 360-month amortization schedule.

ARD:                             October 1, 2015

HYPERAMORTIZATION:               After the ARD, the loan interest rate steps up
                                 to the greater of (i) the current interest rate
                                 plus 5% and (ii) the then-applicable treasury
                                 rate plus 5%. Payments of excess cash flow to
                                 principal will be required until the loan is
                                 paid in full.

MATURITY DATE:                   October 1, 2040

EXPECTED MATURITY BALANCE:       $24,064,736

SPONSOR:                         Starwood Ceruzzi

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until two years after the REMIC
                                 start-up date, with U.S. Treasury defeasance
                                 thereafter. Prepayable without penalty on and
                                 after August 1, 2015.

LOAN PER SF:                     $247.16

UP-FRONT RESERVES:               NAP

ONGOING RESERVES:                RE Tax:     Springing
                                 Insurance:  Springing
                                 CapEx:      Springing

LOCKBOX:                         Soft, Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Other

PROPERTY SUB-TYPE:               Leased Fee

LOCATION:                        Jamaica, NY

YEAR BUILT/RENOVATED:            2006/NAP

PERCENT LEASED(1):               100.0%

SQUARE FOOTAGE(2):               105,196

THE COLLATERAL:                  The borrower's various interests in a
                                 nine-parcel site

OWNERSHIP INTEREST(3):           Fee/Leasehold

PROPERTY MANAGEMENT:             Ceruzzi Properties, Inc.

MOST RECENT NET OP. INCOME:      NAP

2ND MOST RECENT NET OP. INCOME:  NAP

3RD MOST RECENT NET OP. INCOME:  NAP

U/W NET OP. INCOME:              $2,167,600

U/W NET CASH FLOW:               $2,167,600

U/W OCCUPANCY:                   100.0%

APPRAISED VALUE:                 $35,400,000

CUT-OFF DATE LTV:                73.4%

MATURITY DATE LTV:               68.0%

DSCR:                            1.57x

DSCR AFTER IO PERIOD:            1.26x
--------------------------------------------------------------------------------

(1)  Percent leased is based on rent roll dated August 12, 2005.

(2)  Square footage is based on the projected Home Depot building size.

(3)  The Home Depot Jamaica Property consists of various land parcels in which the Home Depot Jamaica Borrower holds title through either a leasehold or fee interest.

THE HOME DEPOT JAMAICA LOAN

         THE LOAN. The seventh largest loan (the "Home Depot Jamaica Loan"), as evidenced by that certain Promissory Note, is secured by a first priority fee and leasehold Mortgage, Security Agreement, Assignment of Rents and Fixture
Filing encumbering 105,196 square feet of retail property known as Home Depot
Jamaica New York, located in Jamaica, Queens, NY (the "HOME DEPOT JAMAICA
PROPERTY"). The Home Depot Jamaica Loan was originated on September 27, 2005 by or on behalf of Morgan Stanley Mortgage Capital Inc.

         The Borrower. The borrower is 168th Street Jamaica LLC, a New York limited liability company (the "Home Depot Jamaica Borrower"). The Home Depot
Jamaica Borrower is a single purpose, bankruptcy remote entity controlled by the

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--------------------------------------------------------------------------------

                                      T-56

sponsor, Starwood Ceruzzi. Starwood Ceruzzi was formed in 1997 as a joint venture between Ceruzzi Properties and Starwood Capital Group, and has become one of the largest owners of real estate in the united states and has completed more than 200 single-asset and portfolio acquisitions, resulting in an aggregate portfolio of assets valued in excess of $6 billion.

          THE PROPERTY. The Home Depot Jamaica Property Consists of the Home
Depot Jamaica Borrower's ownership interests in nine parcels of land located in the Jamaica section of Queens, ny. The Home Depot Jamaica Borrower owns six of the nine parcels in fee and holds a leasehold interest in the three remaining parcels. There are three ground leases at the home Depot Jamaica Property, each with an initial term of 20 years, with six renewal options (five, five-year options and one, four-year option). The fee simple and leasehold parcels have been aggregated and master-leased by the home depot jamaica borrower to Home
Depot for the anticipated development of a Home Depot Facility.

          The Home Depot improvements have begun and Home Depot expects to open in March 2007. Home Depot is currently paying rent, and the proposed building will have a net leasable area of 105,196 square feet. The Home Depot Jamaica
Borrower's obligations are to prepare the site, including remediation of any hazardous substances and rough grading of the vacant lots. Home Depot is responsible for all other development costs.

          The sponsor has provided a completion guarantee to the lender guaranteeing the performance of the site preparation obligations with respect to the Home Depot Jamaica Property.

          The following table presents certain information relating to the sole tenant at the Home Depot Jamaica Property:

                                                                                   % OF TOTAL     ANNUALIZED
                           CREDIT RATING                            ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                              (FITCH /       TENANT                UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
     TENANT NAME          MOODY'S/S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

Home Depot U.S.A., Inc.      AA/Aa3/AA      105,196     100%        $2,620,000        100%          $24.91      08/31/2025
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      105,196     100%        $2,620,000        100%          $24.91
==========================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

          ESCROWS AND RESERVES. The Home Depot Jamaica Borrower will be required to deposit funds into real estate tax, insurance or replacement reserves upon an event of default under the related loan documents, an event of default under the
Home Depot lease or if the Home Depot Jamaica Borrower fails to provide proof of payment of real estate taxes, insurance premiums or making any required replacements.

          LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the Home Depot Jamaica Loan. A hard lockbox will be established if an event of default occurs or if the DSCR of the Home Depot Jamaica Loan falls below
1.10x.

          PROPERTY MANAGEMENT. The Home Depot Jamaica Property is managed by ceruzzi properties, inc., An affiliate of the Home Depot Jamaica Borrower.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Home Depot Jamaica Loan and the Home Depot Jamaica Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-57

                    MORTGAGE LOAN NO. 8 - TORREY HILLS CENTER

                                 [PHOTO OMITTED]

                                 [PHOTO OMITTED]

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Please refer to important information and qualifications at the end of this
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                                      T-58

                    MORTGAGE LOAN NO. 8 - TORREY HILLS CENTER

                                  [MAP OMITTED]

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Please refer to important information and qualifications at the end of this
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                                      T-59

                    MORTGAGE LOAN NO. 8 - TORREY HILLS CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:                $25,500,000

CUT-OFF DATE BALANCE:            $25,500,000

SHADOW RATING
(FITCH/S&P):                     NAP

LOAN PURPOSE:                    Acquisition

FIRST PAYMENT DATE:              August 1, 2005

INTEREST RATE:                   5.078079%

AMORTIZATION:                    Interest only through July 1, 2010. Principal
                                 and interest payments of $138,108.92 beginning
                                 August 1, 2010 through maturity based on a
                                 360-month amortization schedule.

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   July 1, 2015

EXPECTED MATURITY
BALANCE:                         $23,584,153

SPONSOR:                         Gary Levitt

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until two years after the REMIC
                                 start-up date, with U.S. Treasury defeasance
                                 thereafter. Prepayable without penalty on and
                                 after April 1, 2015.

LOAN PER SF:                     $297.09

UP-FRONT RESERVES:               RE Tax:        $194,965
                                 Insurance:     $15,846
                                 TI/LC:         $356,000

ONGOING RESERVES:                RE Tax:        $35,493/month
                                 Insurance:     $2,506/month

LOCKBOX:                         Soft, Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        San Diego, CA

YEAR BUILT/RENOVATED:            2005/NAP

PERCENT LEASED(1):               100.0%

SQUARE FOOTAGE:                  85,834

THE COLLATERAL:                  An anchored shopping center

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Asset Management Specialists, Inc.

MOST RECENT NET OP.
INCOME:                          NAP

2ND MOST RECENT NET
OP. INCOME:                      NAP

3RD MOST RECENT NET
OP. INCOME:                      NAP

U/W NET OP. INCOME:              $2,123,984

U/W NET CASH FLOW:               $2,050,797

U/W OCCUPANCY:                   100.0%

APPRAISED VALUE:                 $36,750,000

CUT-OFF DATE LTV:                69.4%

MATURITY DATE LTV:               64.2%

DSCR:                            1.56x

DSCR AFTER IO PERIOD:            1.24x
--------------------------------------------------------------------------------

(1)  Percent leased is based on rent roll dated January 20, 2006.

THE TORREY HILLS CENTER LOAN

          THE LOAN. The eighth largest loan (the "Torrey hills center loan"), as evidenced by those certain Promissory Notes, is secured by three first priority fee Deeds of Trust, Assignments of Leases and Rents, Security Agreements and
Fixture Filings encumbering 85,834 aggregate square feet collectively known as
Torrey Hills Center, located in san diego, ca (the "Torrey Hills Center
Property"). The Torrey Hills Center loan was originated on June 24, 2005 and
September 21, 2005 by or on behalf of Morgan Stanley Mortgage Capital Inc.

          THE BORROWER. The borrower is Torrey Hills Marketplace, LLC, a
Delaware limited liability company (the "Torrey Hills Center Borrower"). The
Torrey Hills Center Borrower is a single asset, bankruptcy remote, single purpose entity controlled by the sponsor, Gary Levitt. Gary Levitt's real estate investments have a market value of $68,050,000 and are located throughout San
Diego County. Gary Levitt is a founder of Sea Breeze Properties, LLC, and has been involved in real estate development since 1984.

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Please refer to important information and qualifications at the end of this material.
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                                      T-60

          THE PROPERTY. The Torrey Hills Center Property is a neighborhood shopping center anchored by a Vons supermarket and located at the intersection of Carmel Mountain Road and East Ocean Air Drive in San Diego, CA. The Torrey
Hills Center Property consists of seven buildings with 86,584 square feet of aggregate leasable area. The Torrey Hills Center Property was originally constructed in 2005. There are two ground leased pads adjacent to Carmel
Mountain Road leased by the Torrey Hills Center Borrower to Union Bank and Wells
Fargo. Common areas at the Torrey Hills Center Property include an outdoor food court area and a kiosk center.

          Wells Fargo ground leases 5,000 square feet on a 15-year lease for a pad site at the front of Carmel Mountain Road. The ground lease has three five-year extensions. Union Bank ground leases 3,500 square feet on a 15-year lease at a pad site at the front of Carmel Mountain Road. The ground lease has three five-year extensions.

          The following table shows scheduled lease expirations at the Torrey
Hills Center Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

                             LEASE ROLLOVER SCHEDULE

                                   AVERAGE                                                       CUMULATIVE % OF
                                UNDERWRITTEN     % OF TOTAL                    % OF TOTAL BASE      TOTAL BASE
                # OF LEASES   BASE RENT PER SF   SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   RENTAL REVENUES
    YEAR          ROLLING          ROLLING         ROLLING     OF SF ROLLING       ROLLING           ROLLING
----------------------------------------------------------------------------------------------------------------

   Vacant             0            $ 0.00             0%              0%              0%                 0%
     MTM              0            $ 0.00             0%              0%              0%                 0%
    2006              0            $ 0.00             0%              0%              0%                 0%
    2007              0            $ 0.00             0%              0%              0%                 0%
    2008              0            $ 0.00             0%              0%              0%                 0%
    2009              0            $ 0.00             0%              0%              0%                 0%
    2010              5            $42.59             8%              8%             13%                13%
    2011              1            $48.00             1%              9%              2%                15%
    2012              2            $39.00             2%             12%              4%                19%
    2013              0            $ 0.00             0%             12%              0%                19%
    2014              0            $ 0.00             0%             12%              0%                19%
    2015             13            $42.59            28%             40%             45%                63%
2016 & Beyond         3            $16.41            60%            100%             37%               100%

          The following table presents certain information relating to the major tenants at the Torrey Hills Center Property:

                                                                                 % OF TOTAL     ANNUALIZED
                          CREDIT RATING                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                              (FITCH/      TENANT                UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME        MOODY'S/S&P)(1)    NRSF    % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Vons                      BBB/Baa2/BBB-    42,930       50%       $  643,950         28%          $15.00      08/31/2030
Wells Fargo                 AA/Aa1/AA-      5,000        6%       $  110,004          5%          $22.00      08/21/2020
Hollywood Video            --/Caa3/CCC+     3,866        5%       $  150,774          7%          $39.00      08/31/2015
Union Bank                   --/--/--       3,500        4%       $   90,000          4%          $25.71      10/31/2020
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     55,296       64%       $  994,728         43%          $17.99
------------------------------------------------------------------------------------------------------------------------

Other Tenants                  NAP         30,538       36%       $1,313,195         57%          $43.00        Various
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     85,834      100%       $2,307,923        100%          $26.89
------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

          ESCROWS AND RESERVES. The Torrey Hills Center Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. If at any time the lender reasonably determines that such amounts will not be sufficient to pay the taxes or insurance premiums, the Torrey Hills Center
Borrower will be required to make up the applicable deficiency.

          LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the Torrey Hills Center Loan. A hard lockbox will be established if Vons goes dark or bankrupt or upon the occurrence of event of default under the related loan documents.

          The Torrey Hills Center Loan has a springing cash sweep if Vons, as anchor, either goes dark, defaults under its lease, files for bankruptcy or terminates its lease. Funds from this cash sweep will be deposited in the Vons cash trap reserve. The lender is required to make disbursements from the reserve to reimburse the Torrey Hills Center Borrower for TI/LC costs associated with leasing the Vons space. All amounts in the Vons cash trap reserve will be released to the Torrey Hills Center

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-61

Borrower, and the cash flow sweep will cease, provided that no event of default has occurred and the following conditions have been satisfied: (i) Vons shall be in occupancy, open for business, and paying rent and otherwise not in default under its lease or (ii) a new tenant(s) shall have entered into a new lease(s)
for the entire Vons space at the then current market rate, is open for business and paying rent, and all required documentation has been delivered to the lender.

          PROPERTY MANAGEMENT. The Torrey Hills Center Property is managed by
Asset Management Specialists, Inc., an affiliate of the Torrey Hills Center
Borrower.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The Torrey Hills Center
Borrower may obtain mezzanine financing from a third-party mezzanine lender at any time. The pledge and loan documentation must contain terms and provisions satisfactory to the lender. Such mezzanine loan and must result in a combined minimum DSCR of 1.10x.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. The Torrey Hills Center Borrower may obtain a release of an individual property from the cross-collateralization provided that, among other conditions, the combined DSCR of the remaining properties is not less than 1.20x and the combined LTV ratio of the remaining properties is not greater than the lesser of 75% and the LTV ratio immediately preceding the release.

          Certain additional information regarding the Torrey Hills Center Loan and the Torrey Hills Center Property is set forth on Appendix II hereto.

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-62

                       [THIS PAGE INTENTIONALLY LEFT BLANK]

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                                      T-63

               MORTGAGE LOAN NO. 9 - METROPOLIS TOWERS APTS. CORP.

                                 [PHOTO OMITTED]

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                                      T-64

               MORTGAGE LOAN NO. 9 - METROPOLIS TOWERS APTS. CORP.

                                 [MAP OMITTED]

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Please refer to important information and qualifications at the end of this material.
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                                      T-65

               MORTGAGE LOAN NO. 9 - METROPOLIS TOWERS APTS. CORP.

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $23,500,000

CUT-OFF DATE BALANCE:            $23,491,609

SHADOW RATING (FITCH/S&P):       AAA/AAA

LOAN PURPOSE:                    Refinance

FIRST PAYMENT DATE:              June 1, 2006

INTEREST RATE:                   5.870%

AMORTIZATION:                    480 months

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   May 1, 2016

EXPECTED MATURITY BALANCE:       $21,780,561

SPONSOR(1):                      NAP

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until two years after the REMIC
                                 start-up date, with U.S. Treasury defeasance
                                 thereafter. Prepayable without penalty on and
                                 after February 1, 2016.

LOAN PER UNIT:                   $30,273

UP-FRONT RESERVES:               None

ONGOING RESERVES(2):             RE Tax:      Springing
                                 Insurance:   Springing

LOCKBOX:                         None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Multifamily

PROPERTY SUB-TYPE:               Cooperative

LOCATION:                        Jersey City, NJ

YEAR BUILT/RENOVATED:            1961/2005

PERCENT LEASED(3):               NAP

UNITS:                           776

THE COLLATERAL:                  Two 21-story residential towers totaling 776
                                 units

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Metrovest Mgmt., Inc.

MOST RECENT NET OP. INCOME(4):   NAP

2ND MOST RECENT NET OP.
INCOME(4):                       NAP

3RD MOST RECENT NET OP.
INCOME(4):                       NAP

U/W NET OP. INCOME(5):           $8,133,451

U/W NET CASH FLOW(5):            $8,133,451

U/W OCCUPANCY:                   95.0%

APPRAISED CO-OP VALUE:           $144,050,000

CUT-OFF DATE CO-OP LTV:          16.3%

MATURITY DATE CO-OP LTV:         15.1%

APPRAISED RENTAL VALUE:          $101,700,000

APPRAISED CUT-OFF DATE
RENTAL LTV:                      23.1%

MATURITY DATE RENTAL LTV:        21.4%

DSCR(5):                         5.33x

DSCR  AFTER IO PERIOD(5):        NAP
--------------------------------------------------------------------------------

(1)  The Metropolis Towers Borrower is a cooperative corporation that is operated by its board of directors, the members of which are elected by its shareholders.

(2)  The Metropolis Towers Borrower is required to maintain a general operating and replacement reserve account in a safe depository in an amount equal to
     10.0% of the aggregate maintenance charges for the previous year. The
     Metropolis Towers Borrower is not required to maintain this account at NCB,
     FSB, but the lender reserves the right to monitor that the Metropolis Tower
     Borrower is in compliance with this requirement. Any reduction in this reserve account must be replaced within 180 days.

(3)  All of the cooperative units are owned by various individuals and/or entities.

(4)  The historical NOI figures are not representative of the cash flow generated by the Metropolis Towers Property if it were operated as a multifamily rental property. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to their anticipated expenses and level of cash reserves. Owners are required to pay monthly maintenance fees to the
     Metropolis Towers Borrowerregardless of occupancy. Maintenance receivables, per the audited financial statements for the years ending 2002, 2003, and
     2004, were $31,254, $9,228, and $18,900.

(5)  Based on the projected net operating income at the Metropolis Towers
     Property, as determined by the appraisal obtained in connection with the origination of the Metropolis Towers Loan. Assumes that the Metropolis
     Towers Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

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                                      T-66

THE METROPOLIS TOWERS LOAN

          THE LOAN. The ninth largest loan (the "Metropolis Towers Loan"), as evidenced by that certain Promissory Note, is secured by a first priority fee
Mortgage encumbering the 673,568 square foot residential cooperative property known as Metropolis Towers Apts. Corp., located in Jersey City, NJ (the
"Metropolis Towers Property"). The Metropolis Towers Loan was originated on
April 20, 2006 by or on behalf of National Consumer Cooperative Bank.

          THE BORROWER. The borrower, Metropolis Towers Apts. Corp., a New
Jersey Corporation (the "Metropolis Towers Borrower"), is the fee owner of the
Metropolis Towers Property and related interests and other cooperative assets.
The shares of stock in the Metropolis Towers Borrower are owned by various individuals and/or entities that, by virtue of their ownership of the stock and lease appurtenant thereto, have the right to occupy one or more residential units in the Metropolis Towers Property. The largest cooperative shareholder, holding 48% of the cooperative shares, is Metrovest GPNJ, LLC, which is owned by
George Filopoulos. Mr. Filopoulos is the president of the Metropolis Towers
Borrower's board of directors and also a principal of Metrovest Mgmt., Inc., the property manager of the Metropolis Towers Property.

          THE PROPERTY. The Metropolis Towers Property is located in Jersey
City, NJ at 270 and 280 Luis Marin Boulevard, near the Hudson River. The
Metropolis Towers Property was originally constructed in 1961 and substantially renovated from 2000 to 2005. The Metropolis Towers Property consists of two
21-story apartment buildings totaling 776 saleable units and two non-saleable superintendent units. Of the 776 saleable units, 22 are combined units. The
Metropolis Towers Property is situated on approximately 8.58 acres and includes
520 uncovered parking spaces.

                                  NUMBER OF ROOMS PER   AVERAGE SF
UNIT TYPE (1)   NUMBER OF UNITS           UNIT           PER UNIT
-------------   ---------------   -------------------   ----------
Studio                434                 2.0                540
Studio                 78                 2.5                675
1-Bedroom              88                 3.0                810
1-Bedroom              98                 3.5                945
2-Bedroom              55                 4.0              1,080
2-Bedroom              19                 4.5              1,215
3-Bedroom               2                 6.5              1,755
3-Bedroom               1                 7.5              2,025
4-Bedroom               1                 8.0              2,160
                      ---
TOTAL                 776
                      ===

(1)  The above table is based on data provided by appraisal.

          ESCROWS AND RESERVES. Upon the occurrence of an event of default or upon the failure of the Metropolis Towers Borrower to provide evidence of payment of real estate taxes, the Metropolis Towers Borrower is required to escrow 1/12 of annual real estate taxes monthly. In addition, upon the occurrence of an event of default, the Metropolis Towers Borrower is required to escrow 1/12 of annual insurance premiums monthly.

          PROPERTY MANAGEMENT. The Metropolis Towers Property is managed by
Metrovest Mgmt., Inc., an affiliate of the primary investor/shareholder in the
Metropolis Towers Borrower, Mr. Filopoulos.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed, except for collateral pledges of stock of the Metropolis Towers Borrower in connection with the financing of an apartment unit or units by one or more shareholder of the
Metropolis Towers Borrower.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The
Metropolis Tower Borrower has incurred a $1,000,000 second mortgage revolving credit line with NCB, FSB. This second mortgage is not included in the trust and is subordinate to the Metropolis Towers Loan in all respects. Pursuant to the
Pooling and Servicing Agreement, NCB, FSB, as master servicer of the Metropolis
Towers Loan, has the right to approve requests made by the Metropolis Towers
Borrower for additional secured financing provided, among other conditions, that certain conditions are satisfied, including: (i) the maximum combined LTV will not exceed 40% on a loan-by-loan basis (based on the Value Co-op Basis of the
Metropolis Towers Property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), (ii) the total subordinate financing secured by the Metropolis Towers Property will not exceed $7.5 million, and
(iii) the net proceeds of the subordinate financing will be used principally for funding capital expenditures, major repairs or reserves.

          RELEASE OF PARCELS. The Metropolis Towers Borrower may obtain a release of all or any portion of a designated, unimproved parking area, without making any prepayment of the Metropolis Towers Loan, provided that the
Metropolis Towers Borrower satisfies certain conditions, including: (i) no loss in the total number of parking spaces occurs by reason of the release, (ii) that a parking garage will be constructed on the remaining unreleased property and
(iii) that a rating agency

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material.
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                                      T-67

confirmation stating that no withdrawal or downgrade of the ratings of the certificates has occurred by reason of the release is obtained.

          Certain additional information regarding the Metropolis Towers Loan and the Metropolis Towers Property is set forth on Appendix II hereto.

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material.
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                                      T-68

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

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                                      T-69

                       MORTGAGE LOAN NO. 10 - WAIANAE MALL

                                [PHOTO OMITTED]

                                [PHOTO OMITTED]

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                                      T-70

                       MORTGAGE LOAN NO. 10 - WAIANAE MALL

                                  [MAP OMITTED]

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                                      T-71

                       MORTGAGE LOAN NO. 10 - WAIANAE MALL

                              [FLOOR PLAN OMITTED]

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Please refer to important information and qualifications at the end of this material.
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                                      T-72

                       MORTGAGE LOAN NO. 10 - WAIANAE MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:                $22,200,000

CUT-OFF DATE BALANCE:            $22,008,607

SHADOW RATING
(FITCH/S&P):                     NAP

LOAN PURPOSE:                    Refinance

FIRST PAYMENT DATE:              November 5, 2005

INTEREST RATE:                   5.392%

AMORTIZATION:                    360 months

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   October 5, 2015

EXPECTED MATURITY BALANCE:       $18,480,842

SPONSOR:                         Joseph Daneshgar

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until 2 years after the REMIC start-up
                                 date, with U.S. Treasury defeasance thereafter.
                                 Prepayable without penalty on and after June 5,
                                 2015.

LOAN PER SF:                     $130.80

UP-FRONT RESERVES:               RE Tax:                    $43,492

                                 Insurance:                 $58,469

                                 Deferred Maintenance:      $77,194

                                 Accretive Lease Reserve:   $450,000

ONGOING RESERVES:                RE Tax:                    $14,700/month

                                 Insurance:                 $7,000/month

                                 CapEx:                     $2,115/month

                                 TI/LC:                     $5,000/month

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        Waianae, HI

YEAR BUILT/RENOVATED:            1974/1992

PERCENT LEASED(1):               81.1%

SQUARE FOOTAGE:                  168,263

THE COLLATERAL:                  168,263 square feet anchored retail center

OWNERSHIP INTEREST:              Fee

PROPERTY MANAGEMENT:             Grubb & Ellis / CBI Inc.

MOST RECENT NET OP. INCOME:      $1,659,275

2ND MOST RECENT NET
OP. INCOME:                      $1,505,409

3RD MOST RECENT NET
OP. INCOME:                      NAP

U/W NET OP. INCOME:              $1,942,381

U/W NET CASH FLOW:               $1,827,865

U/W OCCUPANCY:                   81.0%

APPRAISED VALUE                  $28,000,000

CUT-OFF DATE LTV:                78.6%

MATURITY DATE LTV:               66.0%

DSCR:                            1.22x

DSCR AFTER IO PERIOD:            NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on rent roll dated July 1, 2005.

THE WAIANAE MALL LOAN

          THE LOAN. The tenth largest loan (the "Waianae Mall Loan"), as evidenced by that certain Promissory Note, is secured by a first priority fee simple interest mortgage encumbering the 168,263 square foot anchored retail center known as Waianae Mall, located in Waianae, HI (the "Waianae Mall
Property"). The Waianae Mall Loan was originated on September 19, 2005 by or on behalf of IXIS Real Estate Capital Inc.

          THE BORROWER. The borrower is West Oahu Mall Associates LLC, a Hawaii limited liability company (the "Waianae Mall Borrower"). The Waianae Mall
Borrower is a single purpose, bankruptcy remote entity, controlled by the sponsor, Joseph Daneshgar.

          THE PROPERTY. The Waianae Mall Property, which consists of a 168,263 square foot, single story anchored retail center, is located in Waianae, HI at the northeast corner of NEC Farrington Highway and Leihoku Street in the central region of the city of Waianae within the northwestern region of Honolulu County on the Island of Oahu. The Waianae Mall Property

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                                      T-73

is approximately 20 miles northwest of Pearl Harbor and 30 miles northwest of
Honolulu. The Waianae Mall Property was originally constructed in 1974 and renovated in 1992. Major tenants include Blockbuster Video, occupying 5,406 square feet, Waianae District Comprehensive Health occupying 9,111 square feet and Longs Drugs Stores occupying 22,525 square feet. The pad areas, which also constitute security for the Waianae Property Mall, are each improved with a single-story free-standing structure occupied by a single tenant. The Waianae
Mall Property is situated on approximately 15.615 acres and includes 770 parking spaces.

          The following table shows scheduled lease expirations at the Waianae
Mall Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

                             LEASE ROLLOVER SCHEDULE

                              AVERAGE BASE    % OF TOTAL                   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING        ROLLING       ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------

    Vacant           0           $ 0.00          19%             19%              0%                  0%
     MTM             1           $ 0.00          24%             43%              0%                  0%
     2006            3           $17.78           4%             47%              6%                  6%
     2007            5           $20.75          10%             57%             16%                 21%
     2008            3           $18.03           2%             59%              3%                 24%
     2009            2           $18.84           5%             64%              7%                 31%
     2010            7           $25.52           7%             71%             14%                 45%
     2011            1           $30.00           1%             72%              3%                 49%
     2012            3           $23.42           4%             76%              7%                 56%
     2013            0           $ 0.00           0%              0%              0%                 56%
     2014            0           $ 0.00           0%              0%              0%                 56%
     2015            0           $ 0.00           0%              0%              0%                 56%
2016 & Beyond        8           $23.25          24%            100%             44%                100%

          The following table presents certain information relating to the major tenants at the Waianae Mall Property:

                                                                           % OF TOTAL     ANNUALIZED
                         CREDIT RATING                      ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                            (FITCH/       TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME         MOODY'S/S&P)     NRSF    NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------

City Mill Company, Inc      --/--/--      40,950    24%      $        0         0%           $ 0.00       MTM(1)
Longs Drug Stores           --/--/--      22,525    13%      $  540,600        25%           $24.00     01/31/2021
Waianae District            --/--/--       9,111     5%      $  199,431         9%           $21.89     06/30/2007
Comprehensive Health
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                    72,586    42%      $  740,031        35%           $10.20
==================================================================================================================

Other Tenants                 NAP         63,899    38%      $1,395,712        65%           $21.85       Various
Vacant Space                  NAP         31,788    19%      $        0         0%           $ 0.00         NAP
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   168,263   100%      $2,135,743       100%           $12.69
==================================================================================================================

(1)  City Mill Company is currently on a month to month basis, paying 4% of gross sales over a breakpoint, less CAM & RET Reimbursements.

          ESCROWS AND RESERVES. The Waianae Mall Borrower is required to deposit the up-front and ongoing reserves set forth in the chart above. The TI/LC reserve is capped at $220,000. The Waianae Mall Borrower is required to escrow
1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown above are the current monthly collections.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Waianae Mall Loan. A cash management period will commence upon the occurrence of any of the following trigger conditions: (i) the occurrence and continuance of a loan default that can be cured by the payment of money only, and terminating upon the cure of such default; or (ii) the failure by the
Waianae Mall Borrower, after the end of a calendar quarter, to maintain a minimum DSCR of 1.00x. The cash management period will be in place until (i) the
Waianae Mall Loan and all other obligations under the loan documents have been repaid in full, (ii) there has been a full defeasance of the Waianae Mall Loan or (iii) (a) no default or event of default has occurred for twelve consecutive months since the commencement of the existing cash management period, and (b) no event that would trigger another cash management period has occurred.

          PROPERTY MANAGEMENT. The Waianae Mall Property is managed by Grubb &
Ellis / CBI, Inc., an affiliate of the Waianae Mall Borrower.

--------------------------------------------------------------------------------
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Please refer to important information and qualifications at the end of this
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                                      T-74

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Waianae Mall Loan and the
Waianae Mall Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
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Please refer to important information and qualifications at the end of this
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